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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 (AMENDMENT NO.1)

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):      February 2, 2001
                                                 ------------------------------

                                 NVE Corporation
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    Minnesota
                                   ----------
                 (State or other jurisdiction of incorporation)



         0-12196                                          41-1424202
-------------------------------                        ------------------------
Commission File Number                                          I.R.S. Employer
                                                          Identification number

11409 Valley View Road, Eden Prairie, Minnesota                           55344
-----------------------------------------------                           -----
(Address of principal executive offices)                             (Zip code)

Issuer's telephone number, including area code: (952) 829-9217
                                               -----------------

                               PREMIS Corporation
                 13220 County Road 6, Plymouth, Minnesota 55441
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

         This filing is an amendment to NVE Corporation's previously filed Form 8-K dated November 21, 2000, regarding the merger of Nonvolatile Electronics, Incorporated (NVE), a Minnesota corporation ("Merged NVE"), with and into PREMIS Corporation, a Minnesota corporation ("Premis"), with Premis surviving under the new name NVE Corporation (the "Company").

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         The Merger of Merged NVE with and into Premis, with the Company surviving, was a stock for stock transaction and no loans were utilized in the transaction. The consideration provided by the parties pursuant to the Agreement was negotiated between Merged NVE and Premis. In evaluating the Merger, Premis considered whether it would be in best interests of its shareholders to acquire a technology business through a merger or whether it should liquidate the corporation and distribute the remaining assets to its shareholders. Merged NVE considered the value of Premis's status as a publicly reporting company, its ability to succeed to the reporting status of Premis and the cash assets of Premis.

         As of the Effective Date, pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company became the successor issuer to Premis for reporting purposes under the Exchange Act and elects to report under the Exchange Act as of the Effective Date. As such, in order to comply with that certain letter dated as of April 7, 2000, addressed to the Director of Listing Qualifications of the Nasdaq Stock Exchange, Inc., by the Office of Small Business of the Securities and Exchange Commission, the Company is providing the forgoing information.

                           FORWARD LOOKING STATEMENTS

         Statements included in this Current Report on Form 8-K, except for the historical information contained herein, may be forward-looking statements within the meaning of Section 21E of the Exchange Act, which are subject to the safe harbor created by that statute, and further, may contain forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify forward-looking statements. Actual results may be different from those described in the forward-looking statements. Future events involve risks and uncertainties. Some of these risks and uncertainties are outside the control of management. Readers are cautioned against placing undue reliance on the forward-looking statements due to these risks and uncertainties and are cautioned to review the historical information and statements of risk contained in the Company's Securities and Exchange Commission reports.


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                           DESCRIPTION OF THE BUSINESS

GENERAL

         As a result of the Merger, the Company has acquired the business of developing, producing and marketing components that combine giant magnetoresistance (GMR) materials with integrated circuits. Merged NVE was formed in 1989 as the result of research completed by Dr. James Daughton while employed with Honeywell. Historically, Merged NVE has been a research and development (R&D) company funded largely by government contracts, and to a lesser extent by licenses, royalties and the sales of products and stock. Contract R&D has not only supplied revenues, but additionally, it has helped to supplement the R&D required for the product areas and fund operations. In each of 1999 and 1998, Merged NVE spent approximately 825,000 hours on R&D activities. In 1999, approximately $4,847,000 of the costs associated with such R&D were borne directly by the customers of Merged NVE, and in 1998, approximately $3,906,000 of the costs associated with such R&D were borne directly by the customers of Merged NVE.

         Merged NVE first sold and shipped products using GMR materials in 1995, and produced the first known products combining GMR materials with integrated circuits in 1998. At the time of the Merger, Merged NVE was recognized as a leader in both the development and application of GMR materials and other advanced magnetic materials. The largest customer of Merged NVE at the time of the Merger was the United States government and, although no current problems exist with respect to any government contract or with the Company's vibrant relationship with the government funding vehicles, disqualification as a vendor to the United States government would be a serious setback for the Company on a going forward basis and would likely hamper future R&D activity.

         Merged NVE developed the capability to deposit and optically define conductor, dielectric and metal films, and to fully integrate circuit and magnetic device design. Additionally, Merged NVE acquired certification to manufacture products under ISO 9001. Due to product sales abroad, however, Merged NVE also acquired some limited revenue risks from fluctuations in values of foreign currency. The product areas acquired by the Company, including sensors, signal isolators and nonvolatile memories, are discussed below.

PRODUCTS

         SENSORS. Sensors combine integrated circuits with GMR material. This GMR material is deposited in layers and lithographically formed into resistors which change value when introduced to a magnetic field. The resistors are then connected together with transistors to form circuits that are sensitive to magnetic fields. These circuits are then packaged in much the same way as conventional integrated circuits. Other products developed by Merged NVE are produced by similar methods.

         Sensors are quite small and they are very sensitive to magnetic fields. In addition, they are able to operate at relatively high temperatures (125 degrees Centigrade and higher). This combination of attributes should allow them to be used in a variety of industrial control applications.

         Over the past year, Merged NVE has concentrated its marketing efforts on pneumatic cylinder position sensing. As a result, three of the top four users of sensors have started integrating the Merged NVE sensor, and several other smaller users are in the process of converting to the Merged NVE sensor. New applications the Company may target include currency detection, in-bearing sensors, pacemakers, anti-skid brake systems ("ABS"), currency detection and medical electronics.

         As a result of the Merger, the Company has acquired US and foreign patents for the GMR materials used in its sensor and a US patent for the circuit configuration. The Company has also


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obtained know-how in the following areas: sputtering of the GMR materials;
maintenance of process and packaging compatibility with integrated circuits; plating of thick magnetic materials for shielding and flux concentration; sensor and circuit design; and testing techniques. At this time, the Company does not know of any direct competitor that manufactures a similar sensor.

         Historically, Merged NVE has used a combination of distributors, manufacturers' representatives and direct sales for sales of the sensor. The Company plans to continue to use this combination for the foreseeable future. Distributors handle smaller orders (typically under $1000), while manufacturers' representatives and direct sales account for larger orders. The largest sensor order from Merged NVE totaled approximately $100,000.

         Prior to the Merger, Merged NVE was in the process of developing sensors for the industrial controls, ABS and currency detection markets. The Company will continue this development, as it typically takes from three to five years from start of development to sales in the automotive markets, and from one to three years from the start of development to sales in the industrial controls market.

         ISOLATORS. Isolators reduce or eliminate ground noise in communications carried by wire which is the result of connecting electrical circuits having independent grounds. In some cases, isolators may also provide for limited protection against electrical damage. The isolator developed by Merged NVE uses the ISOLOOP-Registered Trademark-, an integrated coil made by integrated circuit techniques that are electrically insulated from a sensor made from GMR resistors and integrated circuits, and packaged in a standard integrated circuit package. The resulting isolator is faster and smaller than any other existing known approach, as well as being very cost competitive.

         The two main competing technologies of which the Company is aware are opto-isolators and inductive isolators. The fastest opto-isolators currently run at frequencies below 20 million cycles per second, whereas ISOLOOP-Registered Trademark- isolators operate at 100 million cycles per second, with the potential to run ten times faster than the frequency currently achieved. Inductive isolators require special data encoding in order to transmit logic signals, whereas ISOLOOP-Registered Trademark- isolators do not require such signals. Furthermore, ISOLOOP-Registered Trademark- isolators require less board area than either the opto-isolators or the inductive isolators.

         Isolators are commonly used in a variety of communication networks. Differences in ground potentials between pieces of electronics gear are virtually impossible to eliminate, and the resulting noise is often much larger than the logic signals transmitted. The isolator can virtually eliminate this noise.

         As a result of the high speed of the ISOLOOP-Registered Trademark-isolators, signal isolation in high speed communications will be possible for systems using random signal transmission in wires. Isolation in back planes of PC's and other high speed systems may enable these systems to operate at higher speeds.

         As ISOLOOP-Registered Trademark- products have the potential for high growth, the Company currently anticipates that the sales of isolator products will account for a significant portion of the Company's revenues in the future.

         The Company has acquired Merged NVE's basic patent on the use of a magnetic sensor and integrated coils to construct an isolator. Patents containing several improvements on this basic patent have also been filed. These patents, together with know-how in the design, processing, packaging and testing of the ISOLOOP-Registered Trademark- products, are the primary barriers to those competing with the Company' isolator products.

         Initial distribution channels for isolators have been established in the United States, Europe, Japan, Korea, China and Taiwan. Domestically, up to the time of the Merger, Merged NVE had used direct sales and appointed distributors for distribution of its isolators, however, future distribution may include the use of


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additional distributors or manufacturers' representatives. Additionally, the
Company has participated in initial discussions with a major producer of opto-isolators who may be interested in "private labeling" of ISOLOOP-Registered Trademark-products. Prior to the Merger, sales of isolators have typically been for purposes of design analysis and low volume production. Additionally, isolators have been sold to many large electronics and semiconductor corporations for testing purposes. The Company believes that, initially, its isolators may be used in applications of data communications in the industrial and telecommunications markets. The typical time from design to production orders in these markets is one to three years.

         MRAM. Magnetoresistive computer memory technology ("MRAM") is a nonvolatile memory, meaning that data is retained after electrical power to the memory chip is removed, invented by Dr. Arthur Pohm and Dr. James Daughton while they were employed at Honeywell. In MRAM, data is stored in the magnetism of thin films of iron, nickel and cobalt alloys and then recovered through the magnetoresistive properties of devices made chiefly of these alloys. Dr. James Daughton founded Merged NVE with the intent to develop one or more commercial applications for MRAM and other GMR products. After the discovery of GMR, and in conjunction therewith, a considerable amount of innovative work in MRAM had been done at Merged NVE. In fact, Merged NVE invented several memory cells and modes of operation that are being adapted by several large companies including Motorola, IBM and Honeywell. Although MRAM is not currently in production at the Company or elsewhere, there are ongoing development efforts at various companies, including Motorola, Honeywell, USTC, IBM and Hewlett Packard.

         The advantages that MRAM has over other solid state nonvolatile memory technologies are its ability to write fast (less than 100 billionths of a second) and indefinitely (other competing technologies are limited to about one million write cycles and will wear out with continuous writing in less than a second). Applications that could potentially use these properties include: cameras and copiers, reconfigurable computing, cell phones and other "imbedded" memory applications.

         The Company believes that the patent coverage it acquired from Merged NVE for MRAM is broad. Not only did it acquire the intellectual property of Merged NVE relating to MRAM, but further, the Company has acquired a license to use Honeywell MRAM technology. The Company further acquired rights under license agreements with Motorola and USTC. If MRAM products are produced under the Company's license agreements, it could potentially earn significant revenues from initial payments and royalties.

         There is also potential for the Company to produce MRAM niche products. The Company is currently funded under a research contract to develop a memory chip for use in reconfigurable computing.

         As MRAM is still in development stages at the Company and elsewhere, it is difficult to forecast the potential revenues that the Company could earn from the licensing and sale of niche memory. Current forecasts anticipate minor revenues from MRAM for the next several years, however, this forecast may change if holders of MRAM licenses have success in their product development and introduction.

CONTRACT R&D

         As was the case for Merged NVE, contract R&D will provide a majority of the Company's revenues. Contract R&D was the source of Merged NVE's underlying patents and product developments for the sensor, isolator and MRAM products.


                                       5
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         The Company acquired 16 US patents and 14 patents pending, from
Merged NVE. Additionally, the Company acquired 2 foreign patents and 6 foreign patents pending. It is projected that activities in this area will result in additional intellectual property, enhancement to current product lines, license revenue and possibilities for future product areas. While contract R&D will be a very important component of the Company's business, the percentage of total revenues from contract R&D may shrink if there is significant growth in product sales.

COMPETITION

         Three of the Company's chief competitors in sensors are Honeywell, Allegro and Phillips. Honeywell and Phillips make magnetoresistive sensors using a traditional nickel iron alloy rather than the GMR materials used by the Company. Allegro makes very cost competitive sensors using a Silicon Hall, however, Silicon Hall sensors are not as sensitive to magnetic fields as those of the Company. These competitors, as well as several other sensor producers, have greater financial resources and larger R&D budgets and more fully developed distribution systems than those of the Company.

         Agilient, a Hewlett Packard spin-off, is the leading producer of high speed opto-isolators. Some of the other top producers of opto-isolators are Infineon, NEC, Toshiba and Fairchild Semi-conductor. These competitors, as well as several other isolator producers, have greater financial resources and larger R&D budgets and more fully developed distribution systems than those of the Company.

         Motorola, IBM, Hewlett Packard, USTC and Honeywell have significant R&D efforts in MRAM technology. Hewlett Packard and USTC have stated they plan to introduce MRAM products in the next year, and Motorola has stated that it plans to introduce MRAM products within the next couple of years. Significant new inventions by larger companies with greater financial resources and R&D budgets could erode the value of the Company's MRAM technology, and the licenses thereto.

EMPLOYEES

         As of December 1, 2000, the Company had 56 employees, 49 of which were full-time employees: one executive, four administrative employees, six sales and marketing employees, 20 technicians and 25 scientists. Nine employees have earned doctorate degrees. No employee of the Company is represented by a labor union or is subject to a collective bargaining agreement, and the Company believes that it maintains good relations with its employees.

RISK FACTORS

         THE LIQUIDITY OF THE COMMON STOCK OF THE COMPANY MAY BE LIMITED BY BROKER-DEALER REGULATIONS CONCERNING SALES OF "PENNY STOCK." Federal regulations promulgated under the Exchange Act regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or Nasdaq, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. In addition, equity securities listed on Nasdaq that are priced at less than $5.00 per share are deemed penny stocks for the limited purpose of
Section 15(b)(6) of the Exchange Act. Therefore, trading of common stock of the Company, if it is priced below $5.00 per share (which is consistent with current pricing), will be subject to the provisions of Section 15(b)(6) of the Exchange Act, which make it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the SEC if, in the exercise of reasonable care, the


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broker-dealer is aware of or should have been aware of the participation of a previously sanctioned person. In such event, it may be more difficult for broker-dealers to sell the common stock of the Company, and purchasers of shares of common stock of the Company may experience difficulty in selling such shares in the future in secondary trading markets.

         So long as the common stock of the Company is not traded in the Nasdaq SmallCap Market or Nasdaq National Market, trading, if any, is subject to the Penny Stock Rules. Under Exchange Act Rule 15g-8, broker-dealers must take certain steps prior to selling a penny stock. Many brokers refrain from any trading in such stock as a result of the requirements which include:

         - obtaining financial and investment information from the investor;

         - obtaining a written suitability questionnaire and purchase agreement signed by the investor;

         - providing the investor with a written identification of the shares being offered and in what quantity; and

         - delivering to the investor a written statement setting forth the basis on which the broker-dealer approved the investor's account for the transaction.

         If the Penny Stock Rules are not followed, the investor has no obligation to purchase the shares. Accordingly, the application of the Penny Stock Rules makes it more difficult for broker-dealers to sell the common stock, and purchasers may have difficulty in selling the shares in secondary trading markets.

         EFFECTIVE ON JULY 17, 1998, THE COMMON STOCK OF THE COMPANY WAS DELISTED FROM TRADING ON THE NASDAQ NATIONAL MARKET AND THE NASDAQ SMALLCAP MARKET. The Company may apply for initial listing of its common stock on the Nasdaq SmallCap Market. To qualify, however, the Company must comply with the applicable requirements for initial inclusion on the Nasdaq SmallCap Market. Failure to comply with these requirements, which requirements are not currently being met by the Company, may result in the common stock of the Company not qualifying for listing on the Nasdaq SmallCap Market. For listing on the Nasdaq National Market, the Company would have to comply with certain initial listing requirements that are more stringent than the comparable initial listing requirements for the Nasdaq SmallCap Market.

         YOU MAY EXPERIENCE VOLATILITY IN THE PRICE OF THE COMMON STOCK OF THE COMPANY. The market price of the common stock of the Company may be highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results; announcements of technological innovations or new software by the Company or its competitors, services or products; changes in financial estimates by securities analysts or other events or factors; and significant sales into a low volume trading market, many of which are beyond the control of the Company. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology and service companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the common stock of the Company. In the past, following periods of volatility in the market price for a company's securities, securities class action litigation often has been instituted. Such litigation could result in substantial costs and a diversion of management attention and resources, which could have a material adverse effect on the business, financial condition and operating results of the Company.


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         THE COMPANY DOES NOT INTEND TO PAY DIVIDENDS. The Company plans to retain all earnings in the foreseeable future for continued growth and does not expect to declare or pay any cash dividends in the foreseeable future. Moreover, the ability by the Company to pay dividends in the future may be restricted by its covenants with commercial lenders and institutional investors.

         THE COMPANY WILL BE CONTROLLED BY A SMALL NUMBER OF SHAREHOLDERS. Currently, the directors, executive officers and certain principal shareholders of the Company beneficially own approximately 75% of the outstanding common stock. As a result, such directors, officers and certain principal shareholders may have the ability to effectively control the election of the entire Board of Directors and the affairs of the Company, including, but not limited to, all fundamental corporate transactions such as acquisitions, mergers, consolidations and the sale of substantially all of the assets of the Company.

         THE DIRECTORS OF THE COMPANY MAY CREATE ADDITIONAL CLASSES OF STOCK WITHOUT SHAREHOLDER ACTION. The Board of Directors of the Company may at any time, without any action by the shareholders of the Company, designate and issue such classes or series of capital stock as it deems appropriate, and establish the rights, preferences and privileges of such capital stock, including dividend, liquidation and voting rights. No shares of preferred stock or other senior security are currently designated, and there is no current plan to designate or issue any such securities. The ability of the Board of Directors of the Company to designate and issue additional classes or series of capital stock could impede or deter an unsolicited tender offer or takeover proposal regarding the Company. The issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of the common stock of the Company.

         MINNESOTA LAW CONTAINS CERTAIN ANTI-TAKEOVER PROVISIONS. Certain provisions of Minnesota law applicable to the Company could have the effect of discouraging certain attempts to acquire the Company, which could deprive the shareholders of the Company of opportunities to sell their shares at prices higher than prevailing market prices and may also have a depressive effect on the market price of the securities of the Company.

         THE LIABILITY OF THE MANAGEMENT OF THE COMPANY WILL BE LIMITED. The Articles of Incorporation of the Company provide, as permitted by Minnesota law, that its directors shall have no personal liability for certain breaches of their fiduciary duties to the Company. This provision may reduce the likelihood of derivative litigation against directors and may discourage shareholders from bringing a lawsuit against directors for a breach of their duty.

         THE COMPANY WILL BE DEPENDENT ON KEY PERSONNEL. For the foreseeable future, the Company will place substantial reliance upon the personal efforts and abilities of Dr. James Daughton, Chief Technical Officer. The loss of Dr. Daughton's services likely would have a material adverse effect on the business, operations, revenues and/or prospects of the Company. The Company currently has key man life insurance covering Dr. Daughton. The success of the Company is also dependent upon its ability to retain and hire additional highly skilled personnel. Competition among technology companies for experienced personnel is intense. There can be no assurance that the Company will be able to retain such personnel or hire and retain additional qualified and skilled personnel.

         THE SUCCESS OF THE PROPOSED OPERATIONS OF THE COMPANY IS HIGHLY SPECULATIVE. The success of the proposed plan of operation will depend to a great extent on the operations, financial condition and management of the Company.

         THE COMPANY WILL DEPEND ON CONTRACTS WITH VARIOUS GOVERNMENTAL SOURCES. The contracts that the Company has with the government provide that they may be cancelled at any time for any or no


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reason. The cancellation of any contract could mean that the Company would have to curtail or stop operations or close permanently.

         THERE ARE RISKS ASSOCIATED WITH MANAGEMENT OF A CHANGING BUSINESS. The Company has experienced substantial changes in and expansion of its business and operations and expects that it will continue to experience periods of rapid change in connection with the intended development of GMR material-based products. The past expansion of Merged NVE has placed, and any future expansion of the Company would place, significant demands on the administrative, operational, financial and other resources of the Company. The Company expects operating expenses and staffing levels to increase substantially in the future. In particular, the Company intends to hire a significant number of additional skilled personnel, including persons with experience in the semiconductor industry, and, in particular, persons with sales and marketing experience. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract or retain additional highly qualified senior managers and technical persons in the future. The Company also expects to expend resources with respect to future expansion of its accounting and internal management systems and the implementation of a variety of new systems and procedures. In addition, the Company expects that future expansion will continue to challenge its ability to hire, train, motivate and manage its associates. If the revenues of the Company do not increase in proportion to its operating expenses, the management systems of the Company do not expand to meet increasing demands, the Company fails to attract and retain qualified personnel or the management of the Company otherwise fails to manage the expansion of the Company effectively, there would be a material adverse effect on the business, financial condition and operating results of the Company.

         THERE ARE RISKS ASSOCIATED WITH ENTERING NEW MARKETS. To obtain market share in the sales of sensors and isolators requires time for manufacturers to test, design and prototype new products. New product development cycles may take several years before a product is ready for market and sold in volume. During the development period, the Company or its representatives must assist the manufacturer with samples and technical support while achieving only minimal revenues. These long manufacturer development cycles may extend beyond the financial strength of the Company or the will of its distributors to endure.

         THE COMPANY FACES THE RISK OF PRODUCT LIABILITY CLAIMS. The Company, like all manufacturers, faces the risk of product liability claims. The Company will obtain product liability insurance to meet its current risks and will continue to evaluate risks as sales increase and product lines expand. There is no assurance, however, that the coverage limits of the insurance policy of the Company will be adequate. Litigation could result in substantial costs to, and a diversion of effort by, the Company, but may be necessary to defend the Company against such claims. Adverse determinations in any litigation could subject the Company to significant liabilities to third parties and prevent the Company from developing, selling or using its products, any of which could have a material adverse affect on the business of the Company.

         THE COMPANY WILL NEED ADDITIONAL FINANCING. The Company expects that it will need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. If additional funds are raised through the issuance of equity securities, the percentage ownership of shareholders will be reduced, shareholders may experience additional dilution in net book value per share or such equity securities may have rights, preferences or privileges senior to those of the holders of the common stock of the Company. Additional financing may not be available when needed on terms favorable to the Company, if at all. If adequate funds are not available on acceptable terms, the Company may be unable to develop or enhance its services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated

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requirements, any of which could have a material adverse effect on the business, financial condition and operating results of the Company.

         THE COMPANY MAY UNDERTAKE ACQUISITIONS, JOINT VENTURES AND OTHER STRATEGIC RELATIONSHIPS. While the Company has no current agreements with respect to any potential acquisitions, the Company may make acquisitions in the future. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention from other business concerns, amortization of acquired intangible assets and potential loss of key employees of acquired companies. No assurance can be given as to the ability of the Company to consummate any acquisitions or integrate successfully any operations, personnel, services or products that might be acquired in the future, and the failure of the Company to do so could have a material adverse effect on the business, financial condition and operating results of the Company.

         THE COMPANY WILL BE DEPENDANT UPON ITS PROPRIETARY TECHNOLOGY. The Company holds several U.S. and foreign patents, as well as several pending patents. There is no assurance that any of the pending patents will issue. Additionally, as the Company will rely on a combination of trade secret practices and non-disclosure agreements with it employees and vendors to protect its rights to its products, there can be no assurance that any steps taken by the Company will be adequate to deter misappropriation of its proprietary rights or the development of competing products. Further, there is no assurance that the products of the Company do not infringe on the legal rights of others. Any such claims, with or without merit, can be time consuming and costly to defend.

         THE COMPANY MAY FIND ITS MRAM PATENTS AND SUBLICENSE RIGHTS TO BE INSUFFICIENTLY BROAD TO INSURE ITS PARTICIPATION IN A SUCCESSFUL MRAM MARKET. The Company believes that the patents it has issued and applied for, and the license that it has acquired from Honeywell, are important to MRAM technology. If MRAM becomes a successful application of GMR technology in the manufacturing of computer memory, no assurances can be given that it will require the use of the patents of the Company or Honeywell, and therefore, generate future license fees and royalties for the Company.

                             DESCRIPTION OF PROPERTY

         The principal executive office of the Company is located at 11409 Valley View Road, Eden Prairie, Minnesota 55344. The Company leases this space, which consists of approximately 5950 square feet of office space, pursuant to a five year lease agreement. The lease agreement will terminate on December 31, 2003. The annual rent is $54,948, $56,604, $58,272, $ 60,048 and $61,836, respectively, which is payable in monthly installments on the first day of the month.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:

Name                    Age          Position
------------------    ---------      ------------------------------------------------
Daniel A. Baker          43          President, Chief Executive Officer and Director
James Daughton           64          Chief Technical Officer and Director
Richard George           56          Treasurer and Chief Financial Officer
Terrance Glarner         57          Director
Herbert Goronkin         64          Director
Robert Irish             61          Director

         Daniel A. Baker, President, Chief Executive Officer and Director, age 43, was elected as an officer and director of the Company effective as of January 29, 2001. He previously served as the President, Chief Executive Officer and Director of Printware, Inc., from 1993 to the time he joined the Company. Dr. Baker has more than 20 years of experience in the high-tech industry and has held executive positions with both Minntech Corporation and Percom Data Corporation. He personally holds 15 patents. Dr. Baker earned Ph.D. and M.S. degrees in engineering from the University of Minnesota, an M.B.A. in finance from the University of Minnesota and a B.S. in engineering from Case Western Reserve University.

         James Daughton, Chief Technical Officer and Director, age 64, has been a director of the Company since the Effective Date of the Merger and the Chief Technical Officer since January 29, 2001. Previously, from the Effective Date of the Merger to January 29, 2001, Dr. Daughton served as the Chief Executive Officer and Chairman of the Board. Prior to the Merger, Dr. Daughton served as a director of Merged NVE from its inception in 1989 to the Effective Date of the Merger, and the President of Merged NVE from 1992 to the Effective Date of the Merger. From 1974 to 1989, Dr. Daughton held various positions in research and product development, including the position of Vice President of The Solid State Development Center for Honeywell, Inc. From 1964 to 1974, Dr. Daughton held various positions in the development of magnetic and semiconductor memory devices for IBM Corporation. Dr. Daughton received a doctorate in electrical engineering from Iowa State University in 1963. He is a member of advisory boards at Iowa State University and the University of New Orleans, and is an adjunct professor of physics at the University of Minnesota. He has more than 20 issued or pending patents, primarily dealing with thin magnetic films and devices.

         Richard George, Treasurer and Chief Financial Officer, age 56, has been an officer of the Company since the Effective Date of the Merger. Prior to the Merger, Mr. George served as the Chief Financial Officer of Merged NVE from March, 1995 to the Effective Date of the Merger. From 1991 to 1995, Mr. George served as Controller for Merged NVE. From 1966 to 1991, Mr. George held various financial and financial management positions in the areas of operations and contracts at Honeywell Inc. Mr. George received a B.A. in economics in 1966 from the University of Minnesota, where he later took graduate courses in law and management.

         Terrence Glarner, Director and Chairman of the Board, age 57, has been a director of the Company since the Effective Date of the Merger and the Chairman of the Board since January 29, 2001. Prior to the Merger, Mr. Glarner served as a director of Merged NVE from August, 1999 to the Effective Time of the Merger. Since February, 1993, Mr. Glarner has been the President of West Concord Ventures, Inc. Mr. Glarner also consults with Norwest Venture Capital, an entity affiliated with Norwest Growth Fund, Inc. Prior to starting West Concord Ventures, Inc., Mr. Glarner was the President of North Star Ventures, Inc. from 1988 to February 1993, a firm which he joined in 1976. From 1968 to 1976, Mr. Glarner was a Securities Analyst and Vice President in the Research Department of Dain Bosworth, Inc. Mr. Glarner has a B.A. in English from the University of St. Thomas, a J.D. from the University of Minnesota School of Law and is a Chartered Financial Analyst. Mr. Glarner supervised investments in approximately 100 small companies during his involvement with North Star Ventures. Mr. Glarner currently serves as a director on the following publicly held companies: Aetrium, Cima Labs, Datakey and FSI. He is also a director of Oncotech, Inc.

         Herbert Goronkin, Director, age 64, has been a director of the Company since the Effective Date of the Merger. Prior to the Merger, Mr. Goronkin served as a director of Merged NVE from 1995 to the Effective Date of the Merger. From 1977 to the present, Dr. Goronkin has held various positions including the position of Vice President and Director of the Physical Research Laboratory at Motorola Laboratories in Phoenix, Arizona. Dr. Goronkin has more than 25 patents and has authored numerous papers. He received B.S., M.S. and Doctorate degrees in physics from Temple University in 1961, 1962 and 1973, respectively. He is a Fellow of the IEEE and a member of both the American Physical Society and Sigma Xi.

         Robert Irish, Director, age 61, has been a director of the Company since the Effective Date of the Merger. Prior to the Merger, Mr. Irish served as a director of Merged NVE from 1992 to the Effective Date of the Merger. Additionally, Mr. Irish was a founding investor in Merged NVE. Mr. Irish recently formed the RICE Group to consult in Information Technology. Since 1994, Mr. Irish has held a number of sales, consulting and technical positions, most recently with Compuware and Prodea Software. From 1988 to 1994, Mr. Irish acted as a consultant and co-investor with Norwest Venture Capital. From 1981 to 1988, Mr. Irish was the Executive Vice President of Centron DPL, responsible for technical marketing, product marketing and research and development. Prior to that time, from 1966 to 1981, Mr. Irish worked at IBM in management, sales and systems. Mr. Irish attended Rensselaer Polytechnic Institute and received a B.S. in Physics from Syracuse University in 1965. He has 3 issued patents dealing with magnetic intrusion detection systems.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to the executive officers of Merged NVE whose compensation exceeded $100,000 per year for the years 1999, 1998 and 1997:

                                                          ANNUAL                             OTHER
                                                       COMPENSATION                        COMPENSATION
                                    -------------------------------------------------------------------------
NAME AND TITLE                            YEAR             SALARY            BONUS
--------------                            ----             ------            ------
James Daughton(1)..................       1999            $147,500          $80,000          $33,925(2)
   President and CEO                      1998            $137,500          $40,000          $31,625(2)
                                          1997            $120,000                0          $27,600(2)

John Myers.........................       1999            $102,080          $15,000          $23,478(2)
   Vice President                         1998             $96,480          $10,000          $22,190(2)
                                          1997             $85,807                0          $19,736(2)

(1) For a description of the stock and options held by Dr. Daughton, please see the table set forth in Item 1 of this Current Report on Form 8-K regarding beneficial ownership of the Company.

(2) Representing 2% matching contributions to the Company's Employee Retirement 401(k), together with other fringe benefits such as insurance premiums.

         It is expected that the Company will compensate outside directors with stock options of the Company under terms to be determined.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to the Merger, Terrence Glarner was a member of the Boards of Directors of both Merged NVE and Premis. Mr. Glarner held shares of common stock of Premis and options to purchase shares of common stock of both Premis and Merged NVE. Furthermore, Mr. Glarner acted as an associate of Norwest Venture Capital, a significant shareholder Merged NVE. Mr. Glarner was instrumental in the introduction of Premis and Merged NVE. Mr. Glarner did not receive any special fee or other compensation in connection with the Merger and he abstained from voting on the Merger as a director of both Merged NVE and Premis. Mr. Glarner did, however, vote for the Merger on behalf of Norwest Venture Capital and individually as a shareholder of Premis.

         Prior to the Merger, Robert Irish, held shares of common stock of both Merged NVE and Premis. Mr. Irish voted for the Merger as both a shareholder of Merged NVE and Premis.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK

         The authorized capital stock of the Company consists of 50,000,000 shares, 30,000,000 shares of which are designated common stock, $.01 par value, and 20,000,000 shares of which are undesignated shares, $.01 par value. As of November 21, 2000, 16,919,008 shares of common stock of the Company are issued and outstanding, all of which will be fully paid and non-assessable.

COMMON STOCK

         Holders of common stock of the Company have no preemptive, subscription, conversion or redemption rights pertaining to the shares. The absence of preemptive rights could result in a dilution of the interest of existing shareholders, should additional shares of the common stock of the Company or other capital stock convertible into common stock of the Company be issued. Holders of shares of common stock of the Company are entitled to receive such dividends, as may be declared by the Board of Directors of the Company, out of assets legally available therefore, and to share ratably in the assets of the Company available upon liquidation. Each share of common stock of the Company entitles the holder thereof to one vote, in person or by proxy, upon all matters submitted for a vote by the shareholders of the Company. Holders of common stock of the Company do not have cumulative voting rights for the election of directors. Thus, the owners of a majority of the voting power outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors.

         The rights of holders of the shares of common stock of the Company may become subject in the future to prior and superior rights and preferences in the event that the Board of Directors of the Company establishes one or more additional classes of common stock, or one or more series of preferred stock.

PREFERRED STOCK

         At present, the Company has no plans to authorize or issue any shares of preferred stock.

WARRANTS AND OPTIONS

         As of November 21, 2000, there are options to purchase up to 1,629,314 shares of common stock of the Company, at exercise prices ranging from approximately $.125 to $25, and warrants to purchase up to 313,145 shares of common stock of the Company, at exercise prices ranging from approximately $.17 to $.57, currently outstanding. The options expire at various dates through 2007, and the warrants expire at various dates through 2001.

TRANSFER AGENT

         The transfer agent and registrar for the common stock of the Company is Corporate Stock Transfer, Inc. The offices of Corporate Stock Transfer, Inc. are located at 3200 Cherry Creek Drive South, #430, Denver, Colorado 80209.

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF MERGED NVE

GENERAL

         As a result of the Merger, the Company acquired the business of developing, producing and selling components that combine certain magnetic materials with integrated circuits. Over the past several years, Merged NVE engaged in materials and device research and development funded principally by contracts and grants from agencies of the US government. Merged NVE was able to license some of its technology, principally nonvolatile memory technology, and has used license payments to establish product designs and production of sensor and isolator products. The Company will seek to expand product revenue while still relying on government contracts for basic technology development. The expansion of product revenue will require additional product development and marketing expenditures as well as increased working capital to fund receivables and inventories. Further, the Company will seek investment and revenue from license agreements to fund these expenditures.

RESULTS FROM OPERATIONS

THREE AND SIX-MONTHS ENDED SEPTEMBER 30, 2000.

         Revenues for the three and six months ended September 30, 2000 were $1,337,293 and $2,857,180 respectively, which represent a decrease of 3.9% and 8.5%, respectively, from revenues of $1,391,651 and $3,123,553 in the corresponding period of the prior year. Such decreases in revenue were due primarily to decreases in research and development revenues as the result of the completion of several large government contracts and the receipt of new awards moving out to government fiscal 2001 year funding. Product sales increased in the three months by 203.1% to $166,621 from $54,977 and by 219.4% for the six months to $314,071 from $98,335 in the prior year. License revenues of $181,250 for the three months and $362,500 for the six months are the result of the new Securities and Exchange Commission Staff Accounting Bulletin #101 on Revenue Recognition concerning license amortization over useful life rather than point of sale.

         Expenses decreased by 10.1% and 3.6% respectively to $1,515,008 and $3,105,065 in the three and six months from $1,684,874 and $3,222,831 in the same periods of the prior year. Research and development expenses decreased by 34.6% and 12.7% to $863,281 and $2,072,568 in the three and six months from $1,319,255 and $2,374,118 primarily as a result of the completion of the Department of Commerce Advanced Technology Program which helped fund the isolator development. Such program required matching funding. Costs of sales for products increased by 87.0% and 25.5% in the three and six months and were the result of significant increases in product revenues. Selling, general and administrative expenses increased by 77.4% and 21.1% in the three and six months to $589,665 and $910,121 from $332,386 and $751,233 respectively in the prior year. The three and six months include increases in legal fees and professional fees dealing with the merger, licensing activities and patent expenses.

         Net Other Income and Expenses of $2,327 in the three months and $1,580 in the six months reflect higher interest on bank balances and lower interest costs on bank borrowings. The Net Loss of $175,388 and $246,305 for the three and six months are compared to losses of $298,410 and $109,140 for the prior year. Completion of the Department of Commerce ATP Program and related matching funds offset the increased product shipments and increased margins. New research and development programs bid in the last six months for fiscal year 2002 effort will not require matching funds similar to the ATP investments. Further anticipated growth in license revenue in the December 2000 ending period is anticipated to produce an operating profit for the full nine months and to offset the investments made in the six months ending September 30, 2000.

TWELVE MONTHS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

         Revenues for the twelve months ending December 31, 1999 were $5,802,873, a decrease of 3.6% from revenues of $6,011,293 for the year ending December 31, 1998. The decrease in revenue was due primarily to an extraordinarily high license revenue in 1998 of $1,900,000, compared with a license revenue of $500,000 in 1999.

         Costs of sales increased by approximately 13.8% to $4,842,677 for the year ending December 31, 1999, compared to $4,253,754 for the year ending December 31, 1998. Much of this cost of sales increase was due to matching requirements for funding under terms of the Advance Technology Program on isolators with the Department of Commerce.

         Gross Margins decreased by approximately 45.4% to $960,196 for the current quarter and for the year ending December 31, 1999, as compared to $1,757,540 for the year ending December 31, 1998. These decreases were due primarily to higher cost of sales and lower license revenue in 1999.

         Research and development expenses (non-contract) decreased by approximately 35.7% to $304,400 for the year ending December 31, 1999, as compared to $473,128 for the year ending December 31, 1998. These decreases were supplemented by contract funding for isolators under the Advanced Technology Program from the Department of Commerce.

         Selling, general and administrative expenses for the year ending December 31, 1999, increased by 20.1% to $1,052,538 compared to $876,614 for the year ending December 31, 1998. The increase is due in part to higher legal costs for patent activities.

         Other Income/Expenses showed gains of $24,566 for the year ending December 31, 1999, compared to $28,758 for the year ending December 31, 1998. Lower interest income and higher interest expense were the primary causes for the difference.

         Merged NVE had a net loss for the year ending December 31, 1999, of $423,333 compared to net income of $377,540 for the year ending December 31, 1998. The primary causes were a lower license revenue in 1999 compared to 1998, and an increase in costs of sales due to matching requirements on an isolator research and development contract from the Department of Commerce.

LIQUIDITY AND CAPITAL RESOURCES

         Merged NVE had cash on September 30, 2000 of $670,115, compared with $531,402 on September 30, 1999. The increase in cash is primarily due to the collection of receivables from government contracts and increased product sales. Merged NVE's use of cash has been and continues to be primarily for isolator product and business development.

INFLATION

         Inflation has not had a significant impact on the operations of Merged NVE since its inception. Prices for products of Merged NVE and for the materials and labor going into their products are governed by market conditions. It is possible that inflation in future years could impact both materials and labor in the production of Merged NVE's products. Rates paid by the US Government on research and development contracts are adjustable with inflation.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY

         The common stock of the Company is traded on the OTC Bulletin Board under the symbol, "NVEC." The following table sets forth, for the fiscal quarters indicated, a summary of the high and low closing prices of the common stock of the Company. Prices through July 17, 1998, are high and low closing sale prices as reported by the Nasdaq National Market. Effective the close of business on July 17, 1998, the common stock of Premis was delisted from the Nasdaq National Market for failure to satisfy the revised listing maintenance standards adopted by Nasdaq. Prices for the period from July 17, 1998, through September 30, 2000, represent high and low bids as reported on the OTC Bulletin Board. Prices for the third quarter of fiscal 2000 represent high and low bids as reported on the OTC Bulletin Board for the post-dividend and post-merger period of December 6, 2000, to December 31, 2000. Such bid information reflects inter-dealer prices, without retail mark-up, mark-down or commissions and does not necessarily reflect actual transactions.

                                                     COMMON STOCK
                                                     ------------
                                                LOW                 HIGH
                                                ---                 ----
        FISCAL 1998
        First Quarter                        $1.125               $1.797
        Second Quarter                          .75                1.406
        Third Quarter                           .75                1.313
        Fourth Quarter                         .375                 1.00

        FISCAL 1999
        First Quarter                         $.594                $.938
        Second Quarter                         .734                1.000
        Third Quarter                          .250                1.282
        Fourth Quarter                         .375                1.406

        FISCAL 2000
        First Quarter                         $.438               $1.031
        Second Quarter                         .438                  818
        Third Quarter                           .75                1.875


         The Company has never paid or declared any cash dividends on its common stock. On December 4, 1999, in connection with the final sale of assets, Premis made a distribution in partial liquidation to its shareholders.

         As of the Effective Date of the Merger, the Company had approximately 190 shareholders of record.

                                LEGAL PROCEEDINGS

         The Company is not currently a party to any pending legal proceeding nor is any property of the Company subject to such proceeding. Furthermore, the Company is not aware of any potential claims, by any governmental authority or otherwise, that may be brought against it.

                     RECENT SALES OF UNREGISTERED SECURITIES

         The following sets forth information with respect to all unregistered sales of securities by Merged NVE within the past three years:

         In December 1997, Merged NVE's issued 10,000 shares of its common stock to an individual in connection with the purchase of vested option shares at an exercise price of $.125 per share pursuant to Merged NVE's 1990 Stock Option Plan.

         In 1998 Merged NVE issued an aggregate of 39,600 shares of its common stock to four individuals in connection with the purchase of vested option shares at an exercise price ranging from $.125 to $.50 per share pursuant to its 1990 Stock Option Plan.

         In February 1998 and March 1998, Merged NVE issued an aggregate of 8,380 shares of its common stock to three individuals in connection with the purchase of warrant shares at an exercise price of $.60 per share.

         In May 1998 and December 1998, Merged NVE issued nonqualified and incentive stock options to twelve individuals to purchase an aggregate of 157,500 shares of its common stock at an exercise price of $.60 per share, exercisable over a five-year period, pursuant to its 1990 Stock Option Plan.

         In April 1999 and May 1999, Merged NVE issued an aggregate of 8,500 shares of its common stock to three individuals in connection with the purchase of vested option shares at an exercise price ranging from $.125 to $.60 per share pursuant to its 1990 Stock Option Plan.

         In December 1999, Merged NVE issued an aggregate of 182,836 shares of its common stock to nineteen individuals pursuant to a private offering to its employees at a purchase price of $2.00.

         In 1999, Merged NVE issued nonqualified and incentive stock options to four individuals to purchase an aggregate of 23,500 shares of its common stock at an exercise price of $.60 per share, exercisable over a five-year period, pursuant to its 1990 Stock Option Plan.

         In 2000, Merged NVE issued an aggregate of 87,000 shares of its common stock to six individuals in connection with the purchase of vested option shares at an exercise price ranging from $.125 to $.60 per share pursuant to its 1990 Stock Option Plan.

         In 2000, Merged NVE issued an aggregate of 19,020 shares of its common stock to two individuals in connection with the purchase of warrant shares pursuant to a cashless exercise provided such warrants.

         In 2000, Merged NVE issued nonqualified and incentive stock options to eight individuals to purchase an aggregate of 118,500 shares of its common stock at an exercise price of $.60 per share, exercisable over a five-year period, pursuant to its 1990 Stock Option Plan.

         In 2000, the Company issued nonqualified and incentive stock options to an individual to purchase 700,000 shares of common stock of the Company at an exercise price of $1.31562 per share, exercisable over a three-year period, pursuant to its 2000 Stock Option Plan.

         No underwriter was used with respect to any sales of the unregistered securities described herein. Exemption from registration for the sales of the securities disclosed above was claimed pursuant to Section 4(2) of the Securities Act of 1993, as amended, (the "Act") as a transaction by an issuer not involving a public offering; Regulation D of the Act as a sale of securities without registration or Rule 701 of the Act as a sale of securities pursuant to certain compensatory benefit plans and contracts relating to compensation.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has provisions in its Articles of Incorporation and Bylaws to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (however, such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, the improper payment of dividends or redemption of stock or for any transaction from which the director derived an improper personal benefit) and
(ii) indemnify its directors and officers to the fullest extent permitted by Minnesota law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS

     1. The following financial statements of Merged NVE are attached hereto as Appendix A:

          i.   Report of Independent Auditors dated December 21, 2000.

          ii. Audited Balance Sheets as of March 31, 2000 and December 31, 1999 and 1998.

          iii. Audited Statements of Operations for the three-months ended March 31, 2000, the years-ended December 31, 1999 and 1998 and the period from March 8, 1989 (the date of inception of Merged NVE) to March 31, 2000.

          iv.  Audited Statements of Shareholders' Equity as of March 31, 2000.

          v. Audited Statements of Cash Flows for the three-months ended March 31, 2000, for the years-ended December 31, 1999 and 1998 and the period from March 8, 1989 (the date of inception of Merged NVE) to March 31, 2000.

          vi.  Notes to Financial Statements.

     2. The following financial statements of Merged NVE are attached hereto as Appendix B:

          i.   Unaudited Balance Sheet as of September 30, 2000.

          ii. Unaudited Statement of Operations for the three- and six-months ended September 30, 2000 and 1999.

          iii. Unaudited Statement of Cash Flows for the six-months ended September 30, 2000 and 1999.

          iv.  Notes to Financial Statements.

(b)  PRO FORMA FINANCIAL INFORMATION

     1. The following unaudited pro forma financial information regarding the merger of Merged NVE with and into the Company is attached hereto as Appendix C:

          i.   Introduction.

          ii. Unaudited Consolidated Pro Forma Balance Sheet as of September 30, 2000.

          iii. Unaudited Consolidated Pro Forma Statement of Operations for the six-months ended September 30, 2000.

          iv. Unaudited Consolidated Pro Forma Statement of Operations for the twelve-months ended March 31, 2000.

           v.  Notes to Financial Statements.

(c)  EXHIBITS

     2.1 Agreement and Plan of Merger, dated as of September 22, 2000, by and between Nonvolatile Electronics, Incorporated (NVE) and PREMIS Corporation.(1)

     3.1  Articles of Incorporation of NVE Corporation.(1)

     3.2  By-laws of NVE Corporation.(2)

     10.1 NVE Corporation 2000 Stock Option Plan.

     99.1 List of NVE Corporation's Issued U.S. Patents.(2)

     99.2 List of NVE Corporation's Issued Foreign Patents.(2)

------------------------

(1) Incorporated by reference to the Definitive Proxy Statement on Schedule 14 filed by PREMIS Corporation on November 16, 2000.

(2) Incorporated by reference to the Company's filing on Form 8-K dated November 21, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.



                                       NVE CORPORATION


Dated:   February 2, 2001              By /s/ Dr. David A. Baker
                                          --------------------------------------
                                          Dr. David A. Baker
                                          President and Chief Executive Officer



                                       By /s/ Richard George
                                          --------------------------------------
                                          Richard George
                                          Chief Financial Officer

APPENDIX A













                   NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS


                      Three Months ended March 31, 2000 and
                     Years ended December 31, 1999 and 1998


                                    CONTENTS

Report of Independent Auditors.......................................1

Audited Financial Statements

Balance Sheets.......................................................2
Statements of Operations.............................................4
Statement of Shareholders' Equity....................................5
Statements of Cash Flows............................................11
Notes to Financial Statements.......................................12


                         REPORT OF INDEPENDENT AUDITORS




Board of Directors
Nonvolatile Electronics, Incorporated (NVE)


     We have audited the accompanying balance sheets of Nonvolatile Electronics, Incorporated (NVE) (a development stage company) as of March 31, 2000 and December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for the three months ended March 31, 2000 and years ended December 31, 1999 and 1998, and the period from March 8, 1989 (inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nonvolatile Electronics, Incorporated (NVE) (a development stage company) at March 31, 2000 and December 31, 1999 and 1998, and the results of its operations and its cash flows for the three months ended March 31, 2000 and years ended December 31, 1999 and 1998, and the period from March 8, 1989 (inception) to March 31, 2000, in conformity with accounting principles generally accepted in the United States.


                                       /s/ Ernst & Young LLP


Minneapolis, Minnesota
December 21, 2000

                                   NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                         (A Development Stage Company)

                                                BALANCE SHEETS

                                                         MARCH 31,                 DECEMBER 31
                                                            2000             1999              1998
                                                     ------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                              $   382,273       $   563,628       $1,144,749
   Grants and contracts receivable                            958,158           955,314          788,123
   Inventories                                                583,975           663,216          494,432
   Prepaid expenses and other assets                           41,627            42,676           25,549
                                                     ------------------------------------------------------
Total current assets                                        1,966,033         2,224,834        2,452,853

Fixed assets:
   Machinery and equipment                                  1,279,730         1,254,879          986,591
   Furniture and fixtures                                      35,499            35,499           26,385
   Leasehold improvements                                     348,887           348,887          334,132
   Construction in progress                                    31,092            28,763           28,511
                                                     ------------------------------------------------------
                                                            1,695,208         1,668,028        1,375,619
   Less accumulated depreciation                            1,100,194         1,032,945          802,218
                                                     ------------------------------------------------------
                                                              595,014           635,083          573,401

Sublicense agreement, net of amortization                           -                 -            6,250








                                                     ------------------------------------------------------
Total assets                                               $2,561,047        $2,859,917       $3,032,504
                                                     ======================================================

                                             SEE ACCOMPANYING NOTES.

                                   NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                          (A Development Stage Company)

                                                 BALANCE SHEETS
                                                  (continued)

                                                         MARCH 31,                 DECEMBER 31
                                                            2000             1999              1998
                                                     ------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Note payable                                           $   303,903       $   317,888      $   350,000
   Accounts payable                                           188,693           132,345          163,619
   Accrued expenses                                           161,014           205,560          247,564
   Deferred revenue                                           527,777                 -                -
   Billings in excess of costs on research contracts
                                                               82,879           139,473           44,418
                                                     ------------------------------------------------------
Total current liabilities                                   1,264,266           795,266          805,601

Employee Stock Purchase Plan                                        -                 -          107,331

Shareholders' equity:
   Convertible Preferred Stock, Series A:
     Authorized, issued and outstanding shares -
       1,675,000
     Liquidation preference - $2.00 per share                  16,750            16,750           16,750
   Common Stock, par value $.01 per share:
     Authorized shares - 12,000,000
     Issued and outstanding shares - 2,813,828 in
       2000, 2,754,328 in 1999 and 2,562,992 in
       1998                                                    28,139            27,544           25,630
   Additional paid-in capital                               4,733,046         4,708,924        4,342,426
   Deficit accumulated during the development stage
                                                           (3,481,154)       (2,688,567)      (2,265,234)
                                                     ------------------------------------------------------
Total shareholders' equity                                  1,296,781         2,064,651        2,119,572
                                                     ------------------------------------------------------
Total liabilities and shareholders' equity                 $2,561,047        $2,859,917       $3,032,504
                                                     ======================================================

                                            SEE ACCOMPANYING NOTES.

                                   NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                         (A Development Stage Company)

                                           STATEMENTS OF OPERATIONS

                                                                                                              PERIOD FROM
                                                                THREE MONTHS                                 MARCH 8, 1989
                                                                    ENDED                                   (INCEPTION) TO
                                                                  MARCH 31,       YEAR ENDED DECEMBER 31       MARCH 31,
                                                                    2000           1999           1998           2000
                                                               -------------------------------------------------------------
Revenues:
   Research and development                                       $1,239,488      $5,028,358     $3,880,318     $25,993,528
   Product sales                                                     140,113         274,515        230,975         819,702
   License fees                                                       83,333         500,000      1,900,000       4,028,333
                                                               -------------------------------------------------------------
                                                                   1,462,934       5,802,873      6,011,293      30,841,563
Expenses:
   Research and development                                        1,241,713       5,046,571      4,106,116      27,151,478
   Cost of sales                                                      45,740         194,045        620,766       1,286,051
   Selling, general and administrative                               352,627         961,024        878,109       5,484,351
                                                               -------------------------------------------------------------
Total expenses                                                     1,640,080       6,201,640      5,604,991      33,921,880
                                                               -------------------------------------------------------------

(Loss) income from operations                                       (177,146)       (398,767)       406,302      (3,080,317)
Other income (expense):
   Interest income                                                     3,712          20,160          4,982         184,240
   Interest expense                                                   (8,043)        (44,726)       (33,744)       (279,455)
   Option to purchase technology                                           -               -              -         250,000
                                                               -------------------------------------------------------------
(Loss) income before extraordinary item and cumulative effect
   of a change in accounting principle                              (181,477)       (423,333)       377,540      (2,925,532)
Extraordinary gain on forgiveness of debt                                  -               -              -          55,488
Cumulative effect of a change in accounting principle               (611,110)              -              -        (611,110)
                                                               -------------------------------------------------------------
Net (loss) income for the period and deficit accumulated
   during the development stage                                  $  (792,587)    $  (423,333)   $   377,540    $ (3,481,154)
                                                               =============================================================

Net (loss) income per share:
   Basic:
     Net (loss) income per share before extraordinary item
       and cumulative effect of a change in accounting              $(0.07)        $(0.16)        $(0.15)
       principle
     Net (loss) income per share from cumulative effect of a
       change in accounting principle                                (0.22)             -              -
                                                               ----------------------------------------------
Net (loss) income per basic share                                   $(0.29)        $(0.16)        $(0.15)
                                                               ==============================================

Net (loss) income per share:
   Diluted:
     Net (loss) income per share before extraordinary item
       and cumulative effect of a change in accounting              $(0.07)        $(0.16)        $ 0.09
       principle
     Net (loss) income per share from cumulative effect of a
       change in accounting principle                                (0.22)             -              -
                                                               ----------------------------------------------
Net (loss) income per diluted share                                 $(0.29)        $(0.16)        $ 0.09
                                                               ==============================================

Weighted average shares outstanding:
   Basic                                                           2,757,231       2,568,882      2,537,631
   Diluted                                                         2,757,231       2,568,882      4,195,680

                                             SEE ACCOMPANYING NOTES.

                                    NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                          (A Development Stage Company)

                                        STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                    CONVERTIBLE PREFERRED
                                                                                                       STOCK--SERIES A
                                                                                                  --------------------------
    TRANSACTION DATE                                                                                 SHARES       AMOUNT
--------------------------                                                                        --------------------------
March 1989 through
   December 1989         Sale of Common Stock to founder at an average price per share of $.17               - $         -
                         Net loss for the period ended December 31, 1989                                     -           -
                                                                                                  --------------------------
                         Balance at December 31, 1989                                                        -           -

October 1990             Issuance of Common Stock for $.11 per share in exchange for services                -           -
October 1990             Sale of Series A Preferred Stock, less related costs of $86,243             1,175,000      11,750
October 1990             Issuance of Common Stock for $.125 per share in exchange for services               -           -

                         Net loss for the year ended December 31, 1990                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1990                                                1,175,000      11,750

January 1991             Issuance of Common Stock for $.125 per share in exchange for services               -           -
December 1991            Issuance of Common Stock for options exercised                                      -           -

                         Net loss for the year ended December 31, 1991                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1991                                                1,175,000      11,750

March 1992               Issuance of Common Stock for options exercised for $.125 per share                  -           -
April 1992               Issuance of warrants for cash                                                       -           -

February 1992 through    Common Stock subscriptions sold to employees and existing shareholders
   December 1992            for $.50 per share but not issued                                                -           -

                         Net loss for the year ended December 31, 1992                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1992                                                1,175,000      11,750

March 1993               Issuance of warrants for cash                                                       -           -
July 1993                Issuance of Common Stock for options exercised for $.125 per share                  -           -

January 1993 through     Common Stock subscriptions sold to employees and existing shareholders
   December 1993            for $.60 per share but not issued                                                -           -

December 1993            Issuance of Common Stock under stock purchase plan                                  -           -

                         Net loss for the year ended December 31, 1993                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1993                                                1,175,000      11,750

February 1994            Issuance of Common Stock for options exercised for $.125 per share                  -           -

January 1994 through     Common Stock subscriptions sold to employees and existing shareholders
   December 1994            for $.75 per share but not issued                                                   -           -

November 1994            Warrants issued for leasing rights of equipment                                     -           -
December 1994            Issuance of Common Stock under stock purchase plan                                  -           -

                         Net loss for the year ended December 31, 1994                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1994 (carried forward)                              1,175,000      11,750

                                           SEE ACCOMPANYING NOTES.

                                 NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                       (A Development Stage Company)

                                     STATEMENT OF SHAREHOLDERS' EQUITY
                                               (continued)

                                                                            DEFICIT
                                                                          ACCUMULATED
            COMMON STOCK              COMMON STOCK       ADDITIONAL        DURING THE
-------------------------------------SUBSCRIBED BUT       PAID-IN         DEVELOPMENT      SUBSCRIPTION
      SHARES            AMOUNT         NOT ISSUED         CAPITAL            STAGE          RECEIVABLE          TOTAL
----------------------------------------------------------------------------------------------------------------------------
       200,000          $  2,000     $           -      $     31,823   $             -    $          -       $     33,823
             -                 -                 -                 -           (27,776)              -            (27,776)
----------------------------------------------------------------------------------------------------------------------------
       200,000             2,000                 -            31,823           (27,776)              -              6,047

        45,200               452                 -             4,520                 -               -              4,972
             -                 -                 -         2,252,007                 -               -          2,263,757
         9,000                90                 -             1,035                 -               -              1,125

             -                 -                 -                 -          (316,436)              -           (316,436)
----------------------------------------------------------------------------------------------------------------------------
       254,200             2,542                 -         2,289,385          (344,212)              -          1,959,465

         1,000                10                 -               115                 -               -                125
       104,000             1,040                 -            11,960                 -               -             13,000

             -                 -                 -                 -        (1,860,088)              -         (1,860,088)
----------------------------------------------------------------------------------------------------------------------------
       359,200             3,592                 -         2,301,460        (2,204,300)              -            112,502

         1,200                12                 -               138                 -               -                150
             -                 -                 -               150                 -               -                150

             -                 -           210,865                 -                 -         (23,122)           187,743

             -                 -                 -                 -           (56,812)              -            (56,812)
----------------------------------------------------------------------------------------------------------------------------
       360,400             3,604           210,865         2,301,748        (2,261,112)        (23,122)           243,733

             -                 -                 -               125                 -               -                125
         5,500                55                 -               633                 -               -                688

             -                 -           305,788                 -                 -         (32,472)           273,316

       422,012             4,220          (211,006)          206,786                 -          23,263             23,263

             -                 -                 -                 -          (265,877)              -           (265,877)
----------------------------------------------------------------------------------------------------------------------------
       787,912             7,879           305,647         2,509,292        (2,526,989)        (32,331)           275,248

         3,950                40                 -               454                 -               -                494


             -                 -           168,347                 -                 -         (19,053)           149,294

             -                 -                 -             1,272                 -               -              1,272
       509,404             5,094          (305,642)          300,548                 -          32,326             32,326

             -                 -                 -                 -          (270,876)              -           (270,876)
----------------------------------------------------------------------------------------------------------------------------
     1,301,266            13,013           168,352         2,811,566        (2,797,865)        (19,058)           187,758

                                            SEE ACCOMPANYING NOTES.

                                   NONVOLATIE ELECTRONICS, INCORPORATED (NVE)
                                          (A Development Stage Company)

                                       STATEMENT OF SHAREHOLDERS' EQUITY
                                                  (continued)


                                                                                                    CONVERTIBLE PREFERRED
                                                                                                       STOCK--SERIES A
                                                                                                  --------------------------
    TRANSACTION DATE                                                                                 SHARES       AMOUNT
--------------------------                                                                        --------------------------
                         Balance at December 31, 1994 (brought forward)                              1,175,000     $11,750

March 1995               Sale of Series A Convertible Preferred Stock                                  500,000       5,000
May 1995                 Issuance of warrants for leasing rights                                             -           -
June 1995                Issuance of Common Stock for options exercised for $.125 per share                  -           -
December 1995            Conversion of Note Payable and accrued interest into Common Stock                   -           -
January through          Common Stock subscriptions sold to employees and existing
   December 1995            shareholders for $1.00 per share but not issued                                  -           -
December 1995            Issuance of Common Stock under stock purchase plan                                  -           -

                         Net income for the year ended December 31, 1995                                     -           -
                                                                                                  --------------------------
                         Balance at December 31, 1995                                                1,675,000      16,750

January through
   December 1996         Issuance of warrants for leasing rights                                             -           -
January through
   December 1996         Issuance of Common Stock for options exercised for $.125 per share                  -           -
December 1996            Issuance of Common Stock under stock purchase plan                                  -           -

                         Net income for the year ended December 31, 1996                                     -           -
                                                                                                  --------------------------
                         Balance at December 31, 1996                                                1,675,000      16,750

January through
   December 1997         Issuance of Common Stock for options exercised                                      -           -

January through
   December 1997         Issuance of warrants for leasing rights                                             -           -

January through
   December 1997         Issuance of Common Stock for warrants exercised                                     -           -

                         Net loss for the year ended December 31, 1997                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1997 (carried forward)                              1,675,000      16,750

                                           SEE ACCOMPANYING NOTES.

                                 NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                       (A Development Stage Company)

                                     STATEMENT OF SHAREHOLDERS' EQUITY
                                               (continued)

                                                                            DEFICIT
                                                                          ACCUMULATED
            COMMON STOCK              COMMON STOCK      ADDITIONAL         DURING THE
------------------------------------- SUBSCRIBED BUT     PAID-IN          DEVELOPMENT      SUBSCRIPTION
      SHARES            AMOUNT         NOT ISSUED         CAPITAL            STAGE          RECEIVABLE          TOTAL
----------------------------------------------------------------------------------------------------------------------------
      1,301,266          $13,013          $168,352        $2,811,566       $(2,797,865)      $(19,058)        $   187,758

              -                -                 -           995,000                 -              -           1,000,000
              -                -                 -             4,926                 -              -               4,926
          6,500               65                 -               748                 -              -                 813
        452,020            4,520                 -           221,490                 -              -             226,010
              -                -            51,239                 -                 -         (6,644)             44,595
        224,462            2,245          (168,347)          166,102                 -         19,058              19,058

              -                -                 -                 -           144,805              -             144,805
----------------------------------------------------------------------------------------------------------------------------
      1,984,248           19,843            51,244         4,199,832        (2,653,060)        (6,644)          1,627,965

              -                -                 -             9,730                 -              -               9,730
        107,800            1,078                 -            12,397                 -              -              13,475
         51,239              512           (51,244)           50,732                 -          6,644               6,644

              -                -                 -                 -           197,509              -             197,509
----------------------------------------------------------------------------------------------------------------------------
      2,143,287           21,433                 -         4,272,691        (2,455,551)             -           1,855,323

         72,225              722                 -             8,306                 -              -               9,028

              -                -                 -             6,450                 -              -               6,450

        299,500            2,995                 -            45,255                 -              -              48,250

              -                -                 -                 -          (187,223)             -            (187,223)
----------------------------------------------------------------------------------------------------------------------------
      2,515,012           25,150                 -         4,332,702        (2,642,774)             -           1,731,828

                                         SEE ACCOMPANYING NOTES.

                                 NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                       (A Development Stage Company)

                                    STATEMENT OF SHAREHOLDERS' EQUITY
                                               (continued)

                                                                                                    CONVERTIBLE PREFERRED
                                                                                                       STOCK--SERIES A
                                                                                                  --------------------------
    TRANSACTION DATE                                                                                 SHARES       AMOUNT
--------------------------                                                                        --------------------------
                         Balance at December 31, 1997 (brought forward)                              1,675,000     $16,750

January through
   December 1998         Issuance of Common Stock for options exercised                                      -           -

                         Net income for the year ended December 31, 1998                                     -           -
                                                                                                  --------------------------
                         Balance at December 31, 1998                                                1,675,000      16,750

January through
   December 1999         Issuance of Common Stock for options exercised                                      -           -
January through
   December 1999         Issuance of Common Stock from Employee Stock Purchase Plan                          -           -

                         Net loss for the year ended December 31, 1999                                       -           -
                                                                                                  --------------------------
                         Balance at December 31, 1999                                                1,675,000      16,750

January through
   March 2000            Issuance of Common Stock for options exercised                                      -           -

                         Net loss for the three months ended March 31, 2000                                  -           -
                                                                                                  --------------------------
                         Balance at March 31, 2000                                                   1,675,000     $16,750
                                                                                                  ==========================


                                        SEE ACCOMPANYING NOTES.

                                    NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                           (A Development Stage Company)

                                         STATEMENT OF SHAREHOLDERS' EQUITY
                                                    (continued)



                                                                           DEFICIT
                                                                          ACCUMULATED
            COMMON STOCK              COMMON STOCK       ADDITIONAL       DURING THE
----------------------------------   SUBSCRIBED BUT       PAID-IN         DEVELOPMENT      SUBSCRIPTION
      SHARES            AMOUNT         NOT ISSUED         CAPITAL            STAGE          RECEIVABLE            TOTAL
----------------------------------------------------------------------------------------------------------------------------
     2,515,012           $25,150     $           -        $4,332,702       $(2,642,774)   $          -         $1,731,828

        47,980               480                 -             9,724                 -               -             10,204

             -                 -                 -                 -           377,540               -            377,540
----------------------------------------------------------------------------------------------------------------------------
     2,562,992            25,630                 -         4,342,426        (2,265,234)              -          2,119,572

         8,500                85                 -             2,640                 -               -              2,725
       182,836             1,829                 -           363,858                 -               -            365,687

             -                 -                 -                 -          (423,333)              -           (423,333)
----------------------------------------------------------------------------------------------------------------------------
     2,754,328            27,544                 -         4,708,924        (2,688,567)              -          2,064,651

        59,500               595                 -            24,122                 -               -             24,717

             -                 -                 -                 -          (792,587)              -           (792,587)
----------------------------------------------------------------------------------------------------------------------------
     2,813,828           $28,139     $           -        $4,733,046       $(3,481,154)  $           -         $1,296,781
============================================================================================================================


                                             SEE ACCOMPANYING NOTES.

                                    NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                          (A Development Stage Company)

                                             STATEMENTS OF CASH FLOWS


                                                                                                              PERIOD FROM
                                                              THREE MONTHS                                   MARCH 8, 1989
                                                                 ENDED                                      (INCEPTION) TO
                                                               MARCH 31,         YEAR ENDED DECEMBER 31        MARCH 31,
                                                                 2000             1999            1998           2000
                                                            ----------------------------------------------------------------
OPERATING ACTIVITIES
Net (loss) income                                               $(792,587)     $  (423,333)    $   377,540     $(3,481,154)
Adjustments to reconcile net (loss) income to net cash
   (used in) provided by operating activities:
     Depreciation                                                  67,249          230,727         189,666       1,115,141
     Amortization                                                       -            6,250          15,000         150,000
     Cumulative effect of accounting change                       611,110                -               -         611,110
     Warrants issued for leasing rights                                 -                -               -          22,378
     Disposal of capital assets                                         -                -               -          16,172
     Gain on forgiveness of debt                                        -                -               -          55,488
     Changes in operating assets and liabilities:
       Grants and contracts receivable                             (2,844)        (167,191)        491,426        (928,999)
       Inventories                                                 79,241         (168,784)         37,284        (583,975)
       Prepaid expenses and other assets                            1,049          (17,127)        (19,420)        (41,627)
       Deferred revenue                                           (83,333)               -               -         (83,333)
       Billings in excess of costs on research contracts          (56,594)          95,055         (81,074)         53,720
       Accounts payable and accrued expenses                       11,802          (73,278)        (51,252)        357,228
                                                            ----------------------------------------------------------------
Net cash (used in) provided by operating activities              (164,907)        (517,681)        959,170      (2,737,851)

INVESTING ACTIVITIES
Capital expenditures                                              (27,180)        (292,409)        (88,163)     (1,753,010)
Sublicense agreement                                                    -                -               -        (150,000)
Proceeds from sale of capital equipment                                 -                -               -          32,906
                                                            ----------------------------------------------------------------
Net cash used in investing activities                             (27,180)        (292,409)        (88,163)     (1,870,104)

FINANCING ACTIVITIES
Proceeds from note payable                                              -                -          50,000         738,000
Proceeds from Employee Stock Purchase Plan                              -          258,356         107,331         365,687
Payments for note payable                                         (13,985)         (32,112)              -        (271,097)
Proceeds from stock issuance                                            -                -               -       3,297,580
Proceeds from warrants issued                                           -                -           5,028          15,053
Proceeds from the exercise of stock options                        24,717            2,725           5,176         108,766
Proceeds from Common Stock subscribed but not issued                    -                -               -         654,948
Proceeds from subscription receivable                                   -                -               -          81,291
                                                            ----------------------------------------------------------------
Net cash provided by financing activities                          10,732          228,969         167,535       4,990,228
                                                            ----------------------------------------------------------------

(Decrease) increase in cash                                      (181,355)        (581,121)      1,038,542         382,273
Cash at beginning of period                                       563,628        1,144,749         106,207               -
                                                            ----------------------------------------------------------------
Cash at end of period                                           $ 382,273      $   563,628      $1,144,749    $    382,273
                                                            ================================================================
SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
Notes payable and accrued interest converted into
   Common Stock                                             $            -     $   365,687  $              -  $    591,697
                                                            ================================================================


                                              SEE ACCOMPANYING NOTES.

                   NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS



1.   DESCRIPTION OF BUSINESS

Nonvolatile Electronics, Incorporated (NVE) (a development stage company) (the "Company") develops, produces and markets components made from advanced magnetic materials combined with integrated circuits. The Company was formed in 1989 as the result of research completed by Dr. James Daughton while employed with Honeywell and has been a research and development company funded largely by government contracts, and to a lesser extent by product sales, licenses and royalties. The Company first sold and shipped products using giant magnetoresistance ("GMR") materials in 1995 and produced the first known products combining GMR materials with integrated circuits in 1998. The Company has the capability to deposit and optically define conductor, dielectric and metal films, and to fully integrate circuit and magnetic device design. The Company's product areas include sensors, signal isolators and Magnetoresistive Random Access Memory ("MRAM"). The Company is in the product development and introduction stage for these products and has not earned significant revenue from its operations. Nearly all revenues are generated from sources within the United States.

On November 20, 2000, the shareholders of the Company approved the merger of the Company with and into PREMIS Corporation ("Premis"), a publicly traded corporation, with Premis surviving under the new name NVE Corporation. The merger is being accounted for as a business combination utilizing the reverse merger acquisition method with the Company being the accounting acquiror under generally accepted accounting principles. As such, the merger will be treated as an acquisition using the purchase method of accounting with no change in the recorded amount of the Company's assets and liabilities. The assets and liabilities of Premis that are acquired as a result of the merger will be recorded at their fair market values. Immediately prior to the merger, all outstanding preferred stock was converted to common stock.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a remaining maturity of three months or less when purchased to be cash equivalents.

REVENUE RECOGNITION

Revenue from product sales to direct customers is recognized upon shipment. Revenue from licensing and technology development programs, which is nonrefundable and for which no significant future obligations exist, is recognized when the license is signed. Revenue from licensing and technology development programs, which is refundable or for which future obligations exist, is recognized when the Company has completed its obligations under the terms of the agreements. Revenue from royalties is recognized upon the shipment of product from the Company's technology license partners to direct customers. Certain research and development activities are conducted for third parties and such revenue is recognized as the services are performed.

NEW ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 101 requires that license and other up-front fees received from research collaborators be recognized over the term of the agreement unless the fee is in exchange for products delivered or services performed that represent the culmination of a separate earnings process. Effective January 1, 2000, the Company has adopted SAB 101. As a result of the adoption, the Company reported a cumulative effect of a change in accounting principle in the amount of $611,110, or $.22 per share, which represents the deferral of recoupable up-front license fees for which the earnings process is not complete.

For the three months ended March 31, 2000, the Company recognized $83,333 in revenue that was included in the cumulative effect adjustment as of January 1, 2000. The effect of that revenue in the three-month period ended March 31, 2000, was to increase income by $83,333.

The pro forma amounts shown below have been adjusted assuming that the change in revenue recognition method had occurred prior to January 1, 1998.


                                                                                            PERIOD FROM
                                              THREE MONTHS                                 MARCH 8, 1989
                                                 ENDED                                     (INCEPTION) TO
                                               MARCH 31,        YEAR ENDED DECEMBER 31       MARCH 31,
                                                  2000           1999           1998            2000
                                            ---------------------------------------------------------------
   Net income (loss)                           $(181,477)      $(90,000)     $(566,904)     $(3,481,154)
   Basic and diluted earnings per share          $(.07)         $(.04)         $(.22)


INVENTORIES

Inventories are stated at lower of cost, first-in, first-out (FIFO) method, or market.

FIXED ASSETS

Fixed assets are stated at cost. Depreciation of machinery and equipment, and furniture and fixtures is recorded over the estimated useful lives of the assets, generally five years, using the straight-line method. Amortization of leasehold improvements is recorded using the straight-line method over the lesser of the lease term or useful life of five years.

SUBLICENSE AGREEMENT

The sublicense agreement is stated at cost. Amortization was recorded over the ten-year life of the agreement using the straight-line method.

STOCK-BASED COMPENSATION

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 ("APB 25") and related interpretations in accounting for its plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

NET INCOME PER COMMON SHARE

The Company calculates its income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 ("SFAS 128"), Earnings Per Share. Basic earnings per share is computed based upon the weighted average number of common shares issued and outstanding during each year. Diluted net income per share amounts assume conversion, exercise or issuance of all potential common stock instruments (stock options, warrants and convertible preferred stock). Potentially dilutive securities including warrants and stock options are excluded from diluted earnings per share during net loss years because these securities would be anti-dilutive. The following table reflects the components of common shares outstanding in accordance with SFAS 128.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


                                                             MARCH 31,               DECEMBER 31
                                                               2000             1999              1998
                                                     ------------------------------------------------------
   Weighted average common shares outstanding -
     basic                                                  2,757,231         2,568,882        2,537,631
   Effect of dilutive securities:
     Preferred stock conversion                                     -                 -        1,175,000
     Stock options                                                  -                 -          382,500
     Stock warrants                                                 -                 -          100,549
                                                     ------------------------------------------------------
   Shares used in computing net income (loss) per
     common share - diluted                                 2,757,231         2,568,882        4,195,680
                                                     ======================================================


SEGMENT INFORMATION

The Company follows the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information." The Company derives its revenue from one industry segment, government contracts. Until such time as the Company diversifies its operations, this pronouncement has no significant impact on the reporting practices of the Company.

INCOME TAXES

The Company accounts for income taxes using the liability method. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of assets and liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, short-term trade receivables and accounts and note payable. The carrying values of the Company's financial instruments approximate fair value due to their short-term nature.

ACCOUNTING FOR LONG-LIVED ASSETS

The Company records losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

3.       INVENTORIES

Inventories consist of the following:


                                                            MARCH 31,               DECEMBER 31
                                                              2000             1999              1998
                                                     ------------------------------------------------------
   Raw materials                                           $  21,929         $  13,484        $  46,585
   Work-in-progress                                          409,511           448,353          248,938
   Finished goods                                            199,433           249,379          234,909
                                                     ------------------------------------------------------
                                                             630,873           711,216          530,432

   Less obsolescence reserve                                 (46,898)          (48,000)         (36,000)
                                                     ------------------------------------------------------
                                                            $583,975          $663,216         $494,432
                                                     ======================================================


4.   INCOME TAXES

As of March 31, 2000, the Company has net operating loss carryforwards of approximately $3,285,000 which expire in fiscal years 2006 through 2020 and $128,000 in research and development credits which can be used to offset federal income taxes. Credits will expire in fiscal years 2004 through 2006.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                           MARCH 31,                DECEMBER 31
                                                              2000              1999             1998
                                                     ------------------------------------------------------
   Deferred tax assets:
     Net operating loss carryforwards                     $ 1,186,000       $ 1,007,000      $   857,000
     Book over tax depreciation                                52,000            45,000           16,000
     Accrued vacation                                          40,000            45,000           38,000
     Tax credit carryforward                                  128,000           128,000          134,000
                                                     ------------------------------------------------------
                                                            1,406,000         1,225,000        1,045,000
   Valuation allowance                                     (1,406,000)       (1,225,000)      (1,045,000)
                                                     ------------------------------------------------------
                                                          $         -       $         -      $         -
                                                     ======================================================


5.   NOTES PAYABLE

The Company has a note payable to a bank totaling $303,903 at March 31, 2000. The note accrues interest at a rate equal to 1.5% above the bank's index rate (9.0% at March 31, 2000). The note was amended in July 2000 and requires monthly payments of $6,532 with a balloon payment of the outstanding principal due July 15, 2001. Substantially all of the Company's assets are pledged as collateral on the note.

Interest paid was $8,043 for the three months ended March 31, 2000 and $44,726 and $33,744 for the years ended December 31, 1999 and 1998, respectively.

6.       STOCK OPTIONS AND WARRANTS

The Company has an Employee Incentive Stock Option Plan. The plan provides for issuance to employees of incentive stock options and non-statutory stock options. Generally, the options may be exercised at any time prior to expiration, subject to vesting based on terms of employment. Options granted are exercisable over a one- to six-year period or a one- to seven-year period from date of grant at prices not less than fair market value at the date the options are granted as determined by the Board of Directors.


                                                                                       WEIGHTED AVERAGE
                                                            SHARES       OPTIONS        EXERCISE PRICE
                                                           RESERVED    OUTSTANDING         PER SHARE
                                                     ------------------------------------------------------
   Balance at December 31, 1997                            784,825         334,000            $.35
     Granted                                              (155,000)        155,000             .60
     Exercised                                                   -         (39,600)            .13
     Terminated                                             18,400         (18,400)            .34
                                                     ---------------------------------
   Balance at December 31, 1998                            648,225         431,000             .46
     Granted                                               (23,500)         23,500             .60
     Exercised                                                   -          (8,500)            .32
     Terminated                                              2,500          (2,500)            .54
                                                     ---------------------------------
   Balance at December 31, 1999                            627,225         443,500             .47
     Granted                                               (48,500)         48,500             .60
     Exercised                                                   -         (59,500)            .42
     Terminated                                             13,500         (13,500)            .51
                                                     ---------------------------------
   Balance at March 31, 2000                               592,225         419,000            $.49
                                                     =================================


As of March 31, 2000, and December 31, 1999 and 1998, there were currently exercisable options outstanding covering 214,717, 252,742 and 182,192 shares, respectively, at a weighted average exercise price of $.39, $.39 and $.35 per share, respectively. The fair value of options granted was $.17 for 2000 and $.15 for 1999 and 1998, respectively. The remaining average exercisable life is 4.1 years at March 31, 2000.

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and income per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted average assumptions: risk-free interest rate of 6.5% for 2000 and 1999 and 3.7% for 1998, respectively, and a weighted average expected life of the option of five years.

Option valuation models were developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:


                                                            MARCH 31,               DECEMBER 31
                                                              2000             1999              1998
                                                     ------------------------------------------------------
   Net (loss) income applicable to common shares:
        As reported                                        $(792,587)        $(423,333)        $377,540
        Pro forma net (loss) income                         (794,076)         (434,108)         368,527


The pro forma net earnings per share approximated reported net earnings per share.

During the initial phase-in period, the effects of applying SFAS 123 for recognizing compensation cost may not be representative of the effects on reported net income for future years because the options in the Incentive Stock Option Plans vest over several years and additional awards will be made in the future.

In 1997, 1996, 1995 and 1994, the Company issued five-year warrants in return for leasing rights. The warrants issued are exercisable immediately to purchase up to 18,429, 34,321 and 1,221 shares, respectively, of the Company's Common Stock at an exercise price of $2.00 per share. The value assigned to these warrants of $6,450, $9,730 and $4,926, for the years ended December 31, 1997, 1996 and 1995, respectively, has been charged to expense.

In March 1993, the Company sold for $25, five-year warrants, which are exercisable immediately, to purchase up to 10,000 shares of the Company's Common Stock at an exercise price of $.60 per share. During 1998, 8,380 of these warrants were converted to Common Stock. The life of the remaining warrants was extended to March 2001 and the exercise price was increased to $2.00.

In April 1992, the Company sold for $150, five-year warrants, which are exercisable immediately, to purchase up to 60,000 shares of the Company's Common Stock at an exercise price of $.50 per share. In 1997, 19,500 of these warrants were converted to Common Stock and in November 2000, 35,100 of these warrants converted to Common Stock. The remaining 5,400 warrants have expired.


7.   COMMON STOCK

During 1998, the Company started the 1998 stock purchase plan. Under the plan, employees purchased advancing convertible notes by electing to have a portion of their after-tax compensation automatically deducted from their payroll check. The notes ($365,687), including interest accrued at 8%, were converted into 182,836 shares of Common Stock at $2.00 per share on December 31, 1999.

During 1995, the Company issued a $25,000 convertible note to a venture capital firm. The note, plus accrued interest at 8%, was converted into 28,621 shares of Common Stock on December 31, 1996 at $1.00 per share.

During 1995, the Company started the 1995 stock purchase plan. Under the plan, employees purchased advancing convertible notes by electing to have a portion of their after-tax compensation automatically deducted from their payroll check. The notes ($19,595), plus interest accrued at 8%, were converted to 22,618 shares of Common Stock at $1.00 per share on December 31, 1996.

During 1994, the Company started the 1994 stock purchase plan. Under the plan, employees purchased advancing convertible notes by electing to have a portion of their after-tax compensation automatically deducted from their payroll check. The notes ($74,289), plus interest accrued at 8%, were converted into 111,254 shares of Common Stock at $.75 per share on December 31, 1995.

During 1994, the Company issued a $75,000 convertible note to a venture capital firm. The note, plus accrued interest at 8%, was converted into 113,208 shares of Common Stock on December 31, 1995 at $.75 per share through the stock purchase plan.

During 1993, the Company issued a $110,000 convertible note to a venture capital firm. The note, plus interest accrued at 8%, was converted into 205,398 shares of Common Stock on December 31, 1994 at $.60 per share through the stock purchase plan.

During 1993, the Company started the 1993 stock purchase plan. Under the plan, employees purchased advancing convertible notes by electing to have a portion of their after-tax compensation automatically deducted from their payroll check. The notes ($163,316), plus interest accrued at 8%, were converted into 304,006 shares of Common Stock at $.60 per share on December 31, 1994.

In 1992, the Company started the 1992 stock purchase plan. Under the plan, employees purchased advancing convertible notes by electing to have a portion of their after-tax compensation automatically deducted from their payroll check. The notes ($135,613), plus interest accrued at 8%, were converted into 303,900 shares of Common Stock at $.50 per share on December 31, 1993.

In February of 1992, the Company issued a $50,000 convertible note to a venture capital firm. The note, plus interest accrued at 8%, was converted into 113,220 shares of Common Stock on December 31, 1993 at $.50 per share through the stock purchase plan.

During 1992, the Company issued a $2,130 convertible note to a Board member. The note, plus interest accrued at 8%, was converted into 4,892 shares of Common Stock on December 31, 1993 at $.50 per share through the stock purchase plan.

During 1991, the Company issued a $163,000 convertible note to a venture capital firm. The note, plus accrued interest at 8%, was converted into 452,020 shares of Common Stock on December 31, 1995 at $.50 per share.


8.   CONVERTIBLE PREFERRED STOCK

In March 1995, the Company entered into an agreement with a commercial entity ("Entity") to provide consulting services related to the Company's MRAM Technology. In connection with this agreement, the Entity purchased 500,000 shares of the Company's Series A Convertible Preferred Stock at $2.00 per share.

At March 31, 2000, the Company has one series of Convertible Preferred Stock outstanding. There are 6,325,000 additional shares of $.01 par value Preferred Stock authorized but undesignated as to series.

The holders of the Series A Convertible Preferred Stock are entitled to receive dividends at the same rate as dividends are paid with respect to Common Stock.

Holders of the Series A Convertible Preferred Stock generally have the same voting rights as holders of Common Stock. However, holders of Series A Convertible Preferred Stock are entitled to elect two of the directors of the Company.

Each share of Series A Preferred Stock is convertible into one share of Common Stock, subject to adjustment for dilution. Series A Preferred Stock shall be automatically converted into shares of Common Stock concurrently with the first public offering by the Company in which the aggregate offering price of the securities sold is at least $10,000,000; the offering is underwritten by an underwriter who is a member or represented by a member of the New York Stock Exchange; and the offering price is at least $10 per share of Common Stock. Series A Preferred Stock may also be converted into shares of Common Stock upon the affirmative vote or written consent of 66 2/3% of the shares of Series A Preferred Stock. The Company has reserved 1,675,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock.

9.   SUBLICENSE AGREEMENT

The Company's President, upon founding the Company, obtained a Technology License Agreement with Honeywell Inc. (the "Agreement"). The Agreement, which has been sublicensed to the Company, allows the use and sublicense of certain property dealing with MRAM technology in markets which are not central to the present or presently intended business markets of Honeywell Inc., the developer of the technology.

In December 2000, the Company and Honeywell Inc. entered into a new agreement under which the Company gave up the right to further sublicense Honeywell MRAM technology from this date forward in exchange for a lump sum payment of $1.2 million. Under this agreement, the Company retains the right to access and use the Honeywell MRAM technology for product development.

10.  LICENSE AGREEMENTS

The Company has entered into two separate license agreements which provided for advanced payments plus royalties of 1.0% based upon revenue generated by the respective parties. To date, no royalty revenue has been recognized under either agreement.


11.  LEASES

The Company leases its office facility under an operating lease that expires on December 31, 2003. Operating expenses, including maintenance, utilities, real estate taxes and insurance, are paid by the Company.

The Company also leases various pieces of equipment under operating leases. Terms of the leases range from 36 to 60 months through March 2002, with payments due the first of each month.

Total rent expense for operating leases was $156,610 for the three months ended March 31, 2000 and $659,464 and $516,852 for the years ended December 31, 1999 and 1998, respectively.

Future minimum payments, including the Company's estimated share of operating expenses, under non-cancelable operating leases, consist of the following at March 31, 2000:


                                                                                         OPERATING LEASES
                                                                                        -------------------
   2001                                                                                      $   367,422
   2002                                                                                          291,203
   2003                                                                                          174,568
   2004                                                                                          184,348
                                                                                        -------------------
   Total minimum lease payments                                                               $1,017,541
                                                                                        ===================


12.  COMMITMENTS

Minnesota Technology, Inc. (formerly the "Greater Minnesota Corporation"), a Minnesota nonprofit economic development organization, provided a grant of $60,000 to the Company in funds for the research and development of new products. The Company must repay the grant plus interest at a rate of 8% in the form of a royalty of not less than $60,000 at the rate of 2 1/2% of sales of products developed, unless the grant is terminated by the Minnesota Technology, Inc. or the research is unsuccessful. The grant was accounted for as a reduction in the cost of the research and development, and any payments made to Minnesota Technology, Inc. will be charged to operations as royalty expense. No royalties have been paid under this agreement.

13.  EMPLOYEE BENEFIT PLAN

The Company has a 401(k) savings plan. All employees are eligible to participate in the plan the first quarter subsequent to attaining the age of 21. Employees may contribute up to 15% of their gross wages. During 1998, the Company did not make matching contributions to the Plan. Effective January 1, 1999, the Company began matching contributions equal to 100% of the first 2% of elective salary deferral contributions made by eligible participants. The Company made matching contributions equal to $15,510 and $55,839 for the three months ended March 31, 2000 and the year ended December 31, 1999, respectively.

APPENDIX B









                    NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                          (A Development Stage Company)

                               FINANCIAL STATEMENTS


                            Three- and Six-Months ended
                            September 30, 2000 and 1999
                                   (Unaudited)


                                     CONTENTS

Balance Sheet..................................................................1
Statement of Operations........................................................2
Statement of Cash Flows........................................................3
Notes to Financial Statements..................................................4


                              NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                     (A Development Stage Company)

                                             BALANCE SHEET

                                           SEPTEMBER 30, 2000

ASSETS
Current assets:
   Cash                                                                                      $   670,115
   Grants and contracts receivable                                                             1,043,138
   Inventories                                                                                   936,021
   Prepaid expenses and other assets                                                              51,523
                                                                                        -------------------
Total current assets                                                                           2,700,797

Fixed assets:
   Machinery and equipment                                                                     1,256,630
   Furniture and fixtures                                                                         35,499
   Leasehold improvements                                                                        353,640
   Construction in progress                                                                       79,564
                                                                                        -------------------
                                                                                               1,725,333
   Less accumulated depreciation                                                               1,224,253
                                                                                        -------------------
Total fixed assets                                                                               501,080
                                                                                        -------------------
Total assets                                                                                  $3,201,877
                                                                                        ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Note payable                                                                              $   300,979
   Accounts payable                                                                              279,317
   Accrued expenses                                                                              155,656
   Deferred revenue                                                                            1,340,227
   Billings in excess of costs on research                                                        69,424
                                                                                        -------------------
Total current liabilities                                                                      2,145,603

Shareholders' equity:
   Preferred A                                                                                    16,750
   Common Stock                                                                                   28,398
   Accumulated paid-in capital                                                                 4,738,585
   Deficit                                                                                    (3,727,459)
                                                                                        -------------------
Total shareholders' equity                                                                     1,056,274
                                                                                        -------------------
Total liabilities and shareholders' equity                                                    $3,201,877
                                                                                        ===================

                                        SEE ACCOMPANYING NOTES.

                             NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                   (A Development Stage Company)

                                      STATEMENT OF OPERATIONS

                                            THREE-MONTHS ENDED                  SIX-MONTHS ENDED
                                               SEPTEMBER 30                       SEPTEMBER 30
                                          2000              1999             2000              1999
                                    -----------------------------------------------------------------------
Revenues:
   Research and development              $   989,422       $1,336,674        $2,180,609       $2,625,218
   Product sales                             166,621           54,977           314,071           98,335
   License fees                              181,250                -           362,500          400,000
   System sales                                    -                -                 -                -
   Maintenance fees and other
     revenue                                       -                -                 -                -
                                    -----------------------------------------------------------------------
Total revenues                             1,337,293        1,391,651         2,857,180        3,123,553

Expenses:
   Research and development                  863,281        1,319,255         2,072,568        2,374,118
   Cost of sales                              62,062           33,233           122,376           97,480
   Selling, general and
     administrative                          589,665          332,386           910,121          751,233
                                    -----------------------------------------------------------------------
Total expenses                             1,515,008        1,684,874         3,105,065        3,222,831
                                    -----------------------------------------------------------------------

Loss from operations                        (177,715)        (293,223)         (247,885)         (99,278)

Interest income                                4,372            2,182            11,267            6,509
Interest expense                              (8,263)          (8,164)          (16,404)         (17,168)
Other income                                   6,218              795             6,717              797
                                    -----------------------------------------------------------------------
Net loss                                 $  (175,388)      $ (298,410)       $ (246,305)      $ (109,140)
                                    =======================================================================

Net loss per share, basic and
  diluted                                $      (.05)      $     (.12)       $     (.09)      $     (.04)

Weighted average shares
  outstanding - basic and diluted          2,829,334        2,571,481         2,822,520        2,569,587


                                        SEE ACCOMPANYING NOTES.

                             NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                                    (A Development Stage Company)

                                       STATEMENT OF CASH FLOWS

                                                                                SIX-MONTHS ENDED
                                                                                  SEPTEMBER 30
                                                                             2000              1999
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net loss                                                                     $(246,305)       $(109,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation                                                              124,059          110,526
     Changes in operating assets and liabilities:
       Grants and contracts receivable                                         (84,980)          35,624
       Inventories                                                            (352,046)         (60,954)
       Prepaid expenses and other assets                                        (9,896)          (4,324)
       Accounts payable and accrued expenses                                    85,266           12,325
       Deferred revenue                                                        812,450                -
       Billings in excess of costs on research contracts                       (13,455)          16,507
                                                                       ------------------------------------
Net cash provided by operating activities                                      315,093              564

INVESTING ACTIVITIES
Purchases of fixed assets                                                      (30,125)        (154,434)
                                                                       ------------------------------------
Net cash used in investing activities                                          (30,125)        (154,434)

FINANCING ACTIVITIES
Net proceeds from sale of common stock                                           5,798           18,495
Net proceeds from (repayment of) note payable                                   (2,924)         (18,238)
                                                                       ------------------------------------
Net cash provided by financing activities                                        2,874              257
                                                                       ------------------------------------

Increase in cash                                                               287,842         (153,613)
Cash at beginning of period                                                    382,273          685,015
                                                                       ------------------------------------
Cash at end of period                                                        $ 670,115        $ 531,402
                                                                       ====================================


                                         SEE ACCOMPANYING NOTES.

                   NONVOLATILE ELECTRONICS, INCORPORATED (NVE)
                         (A Development Stage Company)

                         NOTE TO FINANCIAL STATEMENTS

                              September 30, 2000



1.       INTERIM FINANCIAL INFORMATION

The accompanying financial statements of Nonvolatile Electronics, Incorporated
(NVE) as of September 30, 2000 and for the three-month and six-month periods ended September 30, 2000 and 1999 are unaudited. In the opinion of management of the Company, these financial statements reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the financial statements. The results of operations for the six-month period ended September 30, 2000 are not necessarily indicative of the results that may be expected for the full year ending March 31, 2001.

APPENDIX C

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

          The following tables set forth the unaudited pro forma financial information of the Company, which consists of (i) the unaudited consolidated pro forma balance sheet of the Company as of September 30, 2000, giving effect to the Merger on such date, and (ii) the unaudited consolidated pro forma statement of operations of the Company for the six-months ended September 30, 2000 and the twelve-months ended March 31, 2000, giving effect to the Merger as if such transaction had occurred on April 1, 1999.

         The unaudited pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the balance sheet and statement of operations that would have been reported had the Merger occurred on the dates indicated, nor do they represent a forecast of the financial position at any future period. The statements are based on estimates and assumptions set forth below, which include pro forma adjustments. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Merged NVE, which are included herein.


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

                                               NVE CORPORATION
                                UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                         AS OF SEPTEMBER 30, 2000

                                           UNADJUSTED        ADJUSTMENT            PRO FORMA        ADJUSTED
                                            BALANCE        FOR NONVOLATILE        ADJUSTMENTS       BALANCE
                                                            ELECTRONICS,
                                                         INCORPORATED (NVE)
                                         ---------------------------------------------------------------------
ASSET
Current assets
  Cash                                      1,005,000           670,115                              1,675,115
  Grants and contracts receivable              31,000         1,043,138                              1,074,138
   Inventories                                      -           936,021                -               936,021
  Prepaid expenses and other assets            40,000            51,523                                 91,523
                                         ---------------------------------------------------------------------
                                            1,076,000         2,700,797                -             3,776,797
Fixed assets
  Machinery and equipment                                     1,256,630                              1,256,630
  Furniture and fixtures                                         35,499                                 35,499
  Leasehold improvements                                        353,640                                353,640
  Construction in progress                                       79,564                                 79,564
                                         ----------------------------------------------------------------------
                                                    -         1,725,333                -             1,725,333
Less  accumulated depreciation
                                                              1,224,253                              1,224,253
                                         ----------------------------------------------------------------------
                                                    -           501,080                -               501,080
                                         ----------------------------------------------------------------------
Total assets                                1,076,000         3,201,877                -             4,277,877
                                         ======================================================================



LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Note payable                                                  300,979                                300,979
  Accounts payable                              3,000           279,317                                282,317
  Accrued expenses                             10,000           155,656                                165,656
  Deferred revenue                                            1,340,227
  Billings in excess of costs on research                        69,424                                 69,424
                                         ----------------------------------------------------------------------
Total current liabilities                      13,000         2,145,603                -               818,376


Shareholders' equity:
  Preferred A                                                    16,750          (16,750)    (4)              -
  Common Stock                                 53,000            28,398           87,209 (5),(4)        168,607
  Additional paid-in capital                3,876,000         4,738,585       (2,936,459)(5),(4)      5,678,126
  Accumulated Deficit                      (2,866,000)       (3,727,459)       2,866,000     (5)     (3,727,460)
                                         -----------------------------------------------------------------------
Total shareholders' equity                  1,063,000         1,056,274                -              2,119,273
                                         -----------------------------------------------------------------------
Total liabilties and shareholders' equity   1,076,000         3,201,877                -              2,937,649
                                         ======================================================================

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

                                          NVE CORPORATION
                       UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                             FOR THE SIX-MONTHS ENDED SEPTEMBER 30, 2000

                                                   UNADJUSTED            ADJUSTMENT              PRO FORMA              ADJUSTED
                                                  STATEMENT OF         FOR NONVOLATILE          ADJUSTMENTS           STATEMENT OF
                                                   OPERATIONS            ELECTRONICS                                   OPERATIONS
                                                                        CORPORATION
                                               ------------------------------------------------------------------------------------
Revenues                                                                           -
  Research and development                                                 2,180,609                                     2,180,609
  Product sales                                                              314,071                                       314,071
  License fees                                                               362,500                                       362,500
  Maintenance fees and other revenue                   116,000                                   (116,000)   (1)                 -
                                               ------------------------------------------------------------------------------------
                                                       116,000              2,857,180            (116,000)               2,857,180
Expenses                                                     -                      -                   -                        -
  Research and development                                                  2,072,568                                    2,072,568
  Cost of sales                                         95,000                122,376             (95,000)   (1)           122,376
  Selling, general & administrative                     61,000                910,121             (61,000)   (1)           910,121
  Maintenance fees and other                                 -                                                                   -
                                               ------------------------------------------------------------------------------------
Total expenses                                         156,000              3,105,065            (156,000)               3,105,065
                                               ------------------------------------------------------------------------------------

Loss from operations                                   (40,000)              (247,885)             40,000                 (247,885)

   Interest income                                      22,000                 11,267                                       33,267
   Interest expense                                                           (16,404)                                     (16,404)
  Other                                                  6,000                  6,717                                       12,717
                                                                                                                                 -
                                               ------------------------------------------------------------------------------------
Net loss                                               (12,000)              (246,305)             40,000                 (218,305)
                                               ====================================================================================


                                                                                                                               .01
Net loss per share basic and diluted                       .00

Weighted Average Number of shares outstanding        5,293,952                                 11,506,168    (3)        16,800,120


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

                                          NVE CORPORATION
                       UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                              FOR THE TWELVE-MONTHS ENDED MARCH 31, 2000

                                                  UNADJUSTED           ADJUSTMENT            PRO FORMA                  ADJUSTED
                                                 STATEMENT OF        FOR NONVOLATILE        ADJUSTMENTS               STATEMENT OF
                                                  OPERATIONS           ELECTRONICS                                     OPERATIONS
                                                                       CORPORATION
                                              -------------------------------------------------------------------------------------
Revenues                                                                          -
  Research and development                                                5,118,729                                     5,118,729
  Product sales                                                             372,805                                       372,805
  License fees                                                              483,333            250,000  (2)               733,333
  System sales                                      3,198,703                               (3,198,703) (1)                     -
  Maintenance fees and other revenue                  658,590                                 (658,590) (1)                     -
                                              -------------------------------------------------------------------------------------
                                                    3,857,293             5,974,867         (3,607,293)                 6,224,867
Expenses                                                    -                     -                  -                          -
  Research and development                                                5,223,708                                     5,223,708
  Cost of sales                                                             204,754                                       204,754
  Selling, general & administrative                   434,456             1,017,872           (434,456) (1)             1,017,872
  Maintenance fees and other                          176,521                                 (176,521) (1)                     -
                                              -------------------------------------------------------------------------------------
Total expenses                                        610,977             6,446,334           (610,977)                 6,446,334
                                              -------------------------------------------------------------------------------------
 (Loss) income from operations
                                                    3,246,316              (471,467)        (2,996,316)                  (221,467)

  Gain on sale of Premis Systems Canada             1,529,537                     -         (1,529,537) (1)                     -
   Interest income                                    129,705                15,083                                       144,788
   Interest expense                                    34,132               (44,019)                                       (9,887)
  Option to purchase technology                                                   -                                             -

   Other                                                                                                                        -
                                              -------------------------------------------------------------------------------------
(Loss) income before extraordinary  item            4,939,690              (499,903)        (4,525,853)                   (86,066)
Cummative effect of accounting change                                      (611,110)           611,110  (2)                     -
Taxes                                                (244,328)                                 244,328  (1)                     -
                                              -------------------------------------------------------------------------------------
Net (loss) income                                   4,695,362            (1,111,013)        (3,670,415)                   (86,066)
                                              =====================================================================================

Net loss per share - basic and diluted                   0.92

Weighted Average Number of shares outstanding       5,099,412                               11,506,168  (3)            16,800,120

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

                                NVE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


BASIS OF PRESENTATION OF UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The Merger has been accounted for using the reverse purchase method of accounting. As the Company issued new shares of common stock in exchange for outstanding shares of common stock of Merged NVE, the shareholders of the Company pre-Merger retain approximately 6% of all of the outstanding shares of common stock of the Company. In applying GAAP, the Merger was therefore accounted for as a reverse acquisition by Merged NVE. Under GAAP, the Merger is deemed to be equivalent, for accounting purposes, to Merged NVE's issuance of its capital stock in exchange for the fair market value of the assets and liabilities of the Company. As a result, no goodwill will be recorded, and the assets of Merged NVE will continue to be recorded at their historic values.

         The unaudited consolidated pro forma statement of operations data included herein is based on the historical year ended December 31, 1999 audited statement of operations of Merged NVE, adjusted to coincide with the March 31, 2000 year-end results of the Company. Merged NVE's statement of operations results for the year ended March 31, 2000 were derived by adding results from continuing operations for the three-month period ended March 31, 2000 to, and deducting the results from continuing operations for the three-month period ended March 31, 1999 from, Merged NVE's statement of operations results for the year ended December 31, 1999.

         All Company operating results prior to September 30, 2000 relate to discontinued operations and have been excluded from the accompanying unaudited consolidated pro forma statement of operations in accordance with SEC guidelines.

THE FOLLOWING IS A SUMMARY OF THE ADJUSTMENTS REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS:

          1. Reflects the elimination of discontinued operations of NVE Corporation prior to merger.

          2. Reflects the impact of SAB 101 adoption which occurred during the three month period ended March 31, 2000.

          3. Represents the increase in the number of outstanding shares of common stock to reflect the reverse stock-split of .2 shares of common stock of NVE Corporation and, similarly, as of the date of merger, the conversion of all outstanding Nonvolatile Electronics, Incorporated (NVE) common shares into 3.5 shares of NVE Corporation common stock.

THE FOLLOWING IS A SUMMARY OF THE ADJUSTMENTS REFLECTED IN THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET:

          4. Reflects the recapitalization of NVE Corporation and the elimination of NVE Corporation's retained deficit in accordance with GAAP guidelines regarding purchase adjustments associated with accounting for a reverse acquisition.

          5.   Reflects the conversion of Nonvolatile Electronics, Incorporated
               (NVE) preferred stock to common stock at date of acquisition.


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